Exhibit 3.1

C'E RTlFI C A n: OF D E SI G NATIO N S OF PREFERENCES AND RIGHTS OF SERIES C CONVERTIBLE PREFERRED S TO C K OF PHARMACYTE BlOT EC H , l NC. a Ne v a d a co rp o rati o n I . Designation and Number of Shares . There shall hereby be created and established a series of prefeITed stock of the Company designated as "Series C Convertible Preferred Stock" (the " Pr e f e rr e d S h a re s" ) . The authorized number of Preferred Shares shall be seven thousand ( 7 , 000 ) shares . Each Preferred Share sha ll have a par value of S 0 . 000 l . Capitalized terms not defined herein shall have the meaning as set forth in Section 33 below . 2. Ranking . Except to the extent that the holders of at least a majority of the outstanding Preferred Shares (the " R e quir e d Hold e r s'') express l y consent to the creation of Parity Stock (as defined below) or Senior Preferred Stock (as defined below) in accordance with Section 18 , all shares of capital stock of the Company shall be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upou the liquidation, dissolution and winding up of the Compa n y (such junior stock is referred to herein collectively as " Junior Sto c k ") . The rights of all s u ch shares of capita l stock of the Company shall be subject to the rights, powers, preferences and privileges of the Preferred Shares . Without limiting any other provision of this Ce r tificate of Designations, without the prior express consen t of the Required Holders, voting separately as a sing l e class, the Company shall not hereafter author i ze or issue any additiona l or other shares of capital stock that are (i) of senior rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the " Se nior P re fe rr e d Stock "), (ii) of pari passu rank to the Preferred Shares in respect of the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company (collectively, the " P a rit y S toc k' ') or (iii) any Junior Stock having a maturity date or any other date requiring redemption or repayment of such shares of Junior Stock that is prior to the Maturity Date . In the event of the merger or consolidation of the Company with or into another corporation, the Prcfcm :: d Shares shall maintain their relative rights, powers, designations, privileges and preferences provided for herein and no such merger or consolidation shall be consummated if it would result in the Preferred Shares being treated in any manner inconsistently with the foregoing . 3. Dividends and Payments. (a) From and after the first date of issuance of any Preferred Shares ( t he " Initial I ss u a nce Dat e "), each holder of a Preferred Share (each, a " Holder " and collectively, the '' Hold e r s") shall be entitled to receive dividends on the Stated Value of the Preferred Shares (" Di v id e nd s" ) payable, subject to the conditions and other tenns hereof, in cash at the Dividend Rate computed on the basis of a 360 - day year and twelve 30 - day months and shall be payable in arrears quarterly on each Dividend Date and shall compound each calendar quarter and shall be payable in funds legally available therefor . (b) On any Conversion Date that is not also a Dividend Date, Dividends shall accrue at the Dividend Rate and be payable by way of inclusion of the Dividends in lbe Conversion Amount on each Conversion Date in accordance with Section 4 (b}(i) or upon any redemption in accordance with Section 12 or any required payment upon any Triggering Event . From and after the occurrence and during the continuance of any Triggering Event, Dividends shall accrue on the Stated Value of each Preferred Share at fifteen percent ( 15 . 0% ) per annum (the '' D e fault R a t e") and shall be computed on the basis of a 360 - day year a n d twelve 30 - day months . (c) On the Maturity Date, the Company shall pay to the Holder an amount in funds legally available therefor an amount equal to the product of (i) the Maturity Redemption Premium multiplied by (ii) the Conversion Amount of the PrcfctTed Shares being redeemed, plus accrued and unpaid Dividends and unpaid Late Charges . (d) In the Company's sole and abso l ute discretion, upon not l ess than twenty (20) days prior written notice to the Holder (the " Prep ay m e nt Notice"), the Company may prepay any portion of the aggregate Stated Value underlying outstanding Preferred Shares plus any Make - Whole Amount and accrued and unpaid Dividends and applicable Late Charges ( '' P re pa y m e nt ") ; provided that the Equity Cond i tions are satisfied on each Trading Day beginning on the date the Prepayment Notice is delivered to such Holder and endi n g on the date t h e Prepayment is made by the Company .

4. Conversion . At any time after the Initial I ssuance Date, each Preferred Share shall be convertible into validly issued, fully paid and non - assessable shares of Common Stock (as defined below), on the tenns and co n ditions set forth in this Section 4 . (a) Holder's Conversion Right . Subject lo the provisions of Section 4 (d), at any time or times on or after the I nitial Issuance Date, each Holder shall be enti t led to convert any portion of the outstanding Preferred Shares held by such Holder into valid l y issued, fully paid and non - assessable shares of Common Stock in accordance with Section 4 (c) at the Conversion Rate (as defined below) . The Company shall not issue any fraction of a share of Common Stock upon any conversion . If the issuance would result in the issuance of a fraction of a share of Common Stock , the Company shall round such fractio n of a share of Common Stock up to the nearest whole share . The Company shall pay any and all transfer , stamp, issuance and similar taxes, costs and expenses (including, without l imitation, fees and expenses of the Transfer Agent (as defined below)) that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Preferred Shares . (b) Conversion Rate . The number of shares of Common Stock issuable upon conversion of any Preferred Share pursuant to Section 4 (a) shall be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the "Co nversion R a t e") : (i) ' 'Co nv ersio n Amount " means, with respect to each Preferred Share, as of the applicable date of detennination, the sum of ( I ) the Stated Va lu e thereof plus (2) the Additional Amount thereon and any accrued and unpaid Late Charges (as defined below in Section 26 (c)) with respect to such Stated VaJuc and Additional Amount as of such date of detennination . (ii) "C onversion Price " means , with respect to each Preferred Share, as of any Conversion Date or other date of detcnninat - ion, $ 1 . 00 , subject to adjustment as provided herein and for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions following the date hereof . (c) Mechanics of Conversion . Tbc conversion of each Preferred Share shall be conducted in the following manner : (i) Optional Conversion . To convert a Preferred Share into shares of Common Stock on any date (a " Conversi on Dat e''), a Holder shall deliver (whether via electron ic mail or otherwise), for receipt on or prior to 11 : 59 p . m . , New York time, on such date, a copy of an executed notice of conversion of the share(s) of Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the " Co n vers ion N otic e") to the Company . lfrequired by Section 4 (c)(iii), within two (2) Trading Days following a conversion of any such Preferred Shares as aforesaid, such Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Company the original certificates , if any, representirtg the Preferred Shares (the " Preferred S h are Ce rtifi cates") so converted as aforesaid (o r an indemnification undertaking with respect to the Preferred Shares in the case of its loss, theft or destruc ti on as contemplated by Section 20 (6)) . On or before the first (I 51 ) Trading Day following the date of receipt of a Conversion Notice, the Company shall transmit by electronic mail an acknowledgment of confinnati 011 and representation as to whether such shares of Common Stock may then be resold pursuant to Ruic 144 or an effective and available reg i stration statement, in i : he form attached hereto as Ex hibit II . of receipt of such Conversion Notice to such Holder and the Company's transfer agent (the '' Transfer Agent ") , which confirmation shall constitute an in struction to the Transfer Agent to process such Conversion Notice in accordance with the tenns herein . On or before the first ( 1 st) Trading Day fo ll owing each date on which the Company has received a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such shares of Common Stock issuable pursuant to such Conversion Notice) (the " S har e D e li ve r y D ead lin e"), the Company shall (I) provided that ,the Transfer Agent is participating in The Depository Trust Company's (" DTC ") Fast Automated Securities Transfer Program ( ' 'FAS T ") , credit such aggregate number of shares of Common Stock to which such Holder 2 shall be entitled pursuant to such conversion to such Holder's or i t s designee's balance account with OTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in FAST, upon the request of such Holder, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such H older or its designee, for the number of shares of Common Stock to whicb such Holder shall be entitled . ff the number of Prefe!Ted Shares represented by the PrefetTed Share Certificate(s) submitted for conversion pursuant to Section 4 (c)(iii) is greater than the number of P referred Shares being converted, then the Company shall, as soon as practicable and in no event later than two (2) Trading Days after receipt of the Preferred Share Certificate(s) and at its own expense, issue and deliver to such Holder (or its designec) a new Preferred Share Certificate or a new Book - Entry (in either case, accordance with Section 20 (d)) representing the number of Preferred Sltares not converted . The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of Preferred Shares shall be treated fo r all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date . Notwithstanding the foregoing, with respect to any Conversion Notice de li vered by a Buyer (as defined in the Securities Purchase Agreement) to the Company on or prior to 4 : 00 p . m . (New York City time) on the Trading Day immediately prior to the date of initial issuance of such applicable Preferred Shares to be converted pursuant to such Conversion Notice (each, an '' I ss u ance Dat e"), which may be delivered at any time after the time of execution of the Securities Purchase Agreement, the Company agrees to deliver the shares of Common Stock issuable upon conversion of such Preferred Shares to be issued on such date subject to such notice(s) by 4 : 00 p . m . (New York City time) on such applicable Jssuance Date and such Issuance Date sha ll be the Share Delivery Dead l ine for purposes hereunder with respect to such Conversion No ti ce . (ii) Company's Failure to Timely Convert . lfthe Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Deadline, if the Transfer Agent is not participating in FAST, to issue and deliver to such Holder (or its designee) a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in FAST, to credit such Holder's or its designee ' s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of any Conversion Amount (as the case may be) (a "Conversion Fa ilu re "), then, in addition to all other remedies available to such Holder, (X) the Company shall pay in cash from funds legally available therefor to such Il older on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1 % of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to whfch such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable Conversion Date and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect . to, and retain or have returned, as the case may be, all, or any portion, of such Prcfe 1 Ted Shares that has not been converted pursuant to such Conversion Notice ; provided that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 4 (c)(i_i) or otherwise . I n addition to the foregoing, if on or prior to the Share Delivery Deadline the Transfer Agent is not participating in FAST, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Company's share register or, if the Transfer Agent is participating in FAST, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder ' s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder or pursuant to the Company's obligation pursuant to clause (ii) below, and if on or after such Share Delivery Deadline such Holder acquires (in an open market tTansactiou, stock l oan or otherwise) shares of Common Stock con - csponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Conversion Failure (a " Bu y - [ n "), then, in addition to all other remedies available to such Holder , the Company shall, with i n two (2) Business Days after receipt 3 of such Holder's request and in such Holder's discretion, either : ( I ) pay cash from funds lega!ly available therefor to such Holder in an amouat equal to such Holder's total purchase price (including brokerage commiss i on, stock loan cos ts and other out - of . pocket expenses, if any) for the shares of Common Stock so acquired (including, without limitation, by any other Person in respect, or on behalf, of such Hold er) (the " B u y - In Pr i ce "), at which point the Co mpan y's obligation to so issue and deliver such ceitificate (and to issue such shares of Common Stock) o r credit to the balance account of such Holder or such Holder's designee, as applicable, wit h DTC for the number of s h ares of Common Stock to which such Holder is entitled upon such Holder's conversion hereunder (as the case may be) (and to issue such shares of Common Stock) sha ll tenninate, or (II) promptly honor its obligation to so issue and deliver to suc h Holder a certificate or certificates r epresen tin g such shares of Common Stock or credit the balance account of such Holder or such Holder's designee, as applicable, with OTC for the nwnber of shares of Common Stock to which suc h Holder is entitled upon such Holder's conversion hereunder (as the case may be) and pay cash from funds legally available therefor to such Holder in an amount equal to the excess (if any) of the Buy - In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Clos in g Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the app li cable Conversion Notice a nd ending on the date of such issuance and payment under th i s clause (LI) . Nothing herein shall limit a Holder's right to pursue any other remedies available to it hereunder, at l aw or in equi t y, including, without l imitation, a decree of specific performance and / o r injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of the Preferred Shares as required pursuant to the terms hereof . Notwithstanding anything herein to the contra 1 y, with respect to any given Conversion Failur e, this Section 4 (c)(ii) shall not apply to a Holder to the extent the Company has already paid such amounts in full to suc h Holder with respect t o such Conversion Failure, as applicable, pursuant to the analogous sections of the Securities Purchase Agreement . (iii) Registration: Book - Entry. At the time of issuance of any Preferred Shares hereunder, t11e applicable Hold er may, by written request (including by electronic - m ail) to the Company, elect to receive such Preferred Shares in the form of one or more Pr eferred Share Certificates or in Book Entry form. The Company (or the Transfer Agent, as custodian for the P referred Shares) shall maintain a register (the " Reg i ster ") for the recorda tion of the names aud add r esses of the Holders of each Preferred Share and the Stated Value of the Preferred Shares and whether th e PrefeJTed Shares are held by such Holder in Preferred Share Certificates or in Book - Entry fonn ( the "Registe r ed Preferred S h a r es "). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and each Holder of the Preferred Shares shall treat eac h Person whose name is recorded in the Register as the owner of a Preferred Share for all purposes (including, without limitation, the right to receive payments and Dividends hereunder) notwithstanding notice to the contrary. A Registered Preferred Share may be assigned, transferred or sold only by registration of such assignment or sale on the Register. Upon its receipt of a written request to assign, transfer or sell one or more Registered Preferred Shares by such Hold er thereof, the Company shall record th e infoimation contained therein in the Register and issue one or more new Registered Preferred Shares in th e same aggregate Stated Value as the Sta t ed Value of the surrendered Registered Preferred Shares to the designated assignee or tr ansferee pursuant to Section 1 9, provided that if the Company does not so record an assigim1ent, transfer or sale (as the case may be) of such Registered Preferred Shares within two (2) Business Days of such a request, then the Register shall be automatically deemed updated to reflect suc h assignment, transfer or sale (as the case may be). Notwithstanding anything to the con tr ary set forth in this Section 4, following conversion of any Prefe1Ted Shares in accordance with the terms hereof, tJ1e applicable Holder shall not be required to physically s urr ender such Pre ferred Shares held in the fom1 of a Preferred Share Certificate to the Company unless (A) the f - uU or remaining number of Preferred Shares represented by th e applicable Pr eferred Share Certificate arc being converted (in which event such certificate(s) shall be delivered to the Company as contemplated by this Sec t ion 4(c)(iii)) or (B) such Holder has provided the Company with prior written notice (wh ich notice may be included in a Conversion No ti ce) requesting rcissuance of Preferred Shares upon physical surrender of the applicable Preferr ed Share Certificate. Each Holder and the Company shall maintain records showing th e 4

Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) or shall use such other method . reasonably satisfactory to such Holder and the Company, so as not to require physical surrender of a Prefen - ed Share Certificate upon conversion . If the Company docs not update the Register to record such Stated Value, Dividends and Late Charges converted and/or paid (as the case may be) and the dates of such conversions and/or payments (as the case may be) within two (2) Business Days of such occun - cnec, then the Register shall be automatically deemed updated to reflect such occurrence . In the event of any dispute or discrepancy, such records of such Holder establishing the number of Preferred Shares to whjch the record holder is entitled shall be controlling and determinative in the absence of manifest error . A Holder and any transferee or assignee, by acceptance of a certificate , acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such Certificate may be less than the number of Preferred Shares stated on the face thereof . Bach Preferred Share Certificate shall bear the following legend : ANY TRANSFEREE OR ASSIGNEE OF THIS CBRTJFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTTFICATE OP DESIGNATIONS RELATTNG TO THE SHARES OF SERIES C PR EFERRED STOCK REPRESENTED BY THIS CERTIFICATE, INCLUDTNG SECTION 4 (c)(iii) THEREOF . THE NUMBER OF SHARES OF SERIES C PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF SHARES OF SERJES C PREFERRED STOCK STATED ON THE FACE HEREOF PURSUANT TO SECTION 4 (c)(iii) OF THE CERTIFICATE OF DESIGNATTONS RELATlNG TO THE SHARES OF SERJES C PREFERRED STOCK REPRESENTED BY TI - - IIS CERTIFICATE . (iv) Pro Rata Conversion ; Disputes . In the event that the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all , of such Preferred Shares submitted for conversion, 1 he Company shall convert from each Holder electing to have Preferred Shares converted on such date a pro rata amount of such Holder ' s Preferred Shares submitted for conversion on such date based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the aggregate number of Preferred Shares submitted for conversion on such date . In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Prefc 1 Ted Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25 . (d) Limitation on Beneficial Ownership. (i) Beneficial Ownership . The Company shall not effect the conversion of any of the Preferred Shares held by a Holder , and such Holder shall not have the right to convert any of the Preferred Shares held by such Holder pursuant to the tenns and conditions of this Certificate of Designations and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4 . 99% (t h e "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such conversion . For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include tho number of shares of Common Stock held by such Holder and all other Attribution Pa 1 iies plus the number of shares of Common Stock issuable upon conversion of the Preferred Shares with respect to which tbe dctcm 1 ination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconvcrted Preferred Shares beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes 1 conver t ible preferred stock or warrants , including the Preferred 5

Shares and the Warrants) beneficially owned by suc h Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 4 (d)(i) . For purposes of th is Section 4 (d)(i), beneficial ownership shall be calculated in accordance with Section 13 (d) of the 1 934 Act . ln addition, a determination as to any group status as contemplated above shall be detem 1 ined in accordance with Section 1 3 (d) of the 1934 Act and the rules and regulations promulgated thereunder . For purposes of detcnnining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Preferred Shares wi th out exceeding the Maximum Percentage , such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) th e Company's most recent Annual Report on Fonn I 0 - K, Quarterly Report on Form I 0 - Q , Curren t Report on Fonn 8 - K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the " Reported Outstanding S har e Nu mb e r '') . If the Company receives a Conversion Notice from a Holder at a time when the actual numbe , r of outstanding shares of Common Stock is less than the Reported Outstanding Share Number , th e Company shall n otify such Holder in writing of the number of shares of Common S t ock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder's beneficial ownership, as determined pursuant to this Section 4 (d)(i), to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be purchased pursuant to such Conversion Notice . For any reason at any time . , upon the written or oral request of any Holder , the Company shall wit h in one (I) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding . ln any case, the ntimber of outstand i ng shares of Common Stock shall be determined after giving effect to the conversion o r exercise of securities of the Company, including such Preferred Shares, by such Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported . ln the event that the issuance of shares of Common Stock to a Holder upon conversion of such Preferred Shares results in such Holder and the other Attribution P arties being deemed to beneficially own, in the aggregate, more than t h e Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13 (d) of the 1934 Act), the number of shares so issued by which such Ho l der's and the other Attribution Parties' aggregate beneficial ownership exceeds the Maximum Percentage (t h e "Exce ss Shares ") shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power t o vote or to ITansfer the Excess Shares . Upon delivery of a written notice l o the Company, any Holder may from time lo time increase (with such increase not effective until th e sixty - first ( 61 st ) day afte r delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9 . 99 % as specified in such notice : provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty - first ( 6 I st ) day after such notice is delivered to the Company and (ii) any such increase or decrease will app l y only to such Holder and the other Attribution Parties a nd not to any other Holder that is not an Attribution Party of such Holder . For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Ce 11 ifieate of Designations in excess of the Maximum Percentage s hall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13 ( d) or Ruic I 6 a - 1 (a)( I) of the 1934 Act . No prior inability to convert such Preferred Shares pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent detennination of convert ibili ty . The provisions of this paragraph shall be construed and implemented in a manner otheiwise than in strict confonnity with the terms of this Section 4 (d)(i) to the extent necessary to correct this paragraph (or any po 1 tion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 4 (d)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation . The limitation contained in this paragraph may not be waived and shall apply to a successor holder of suc h Preferred Shares . (ii) Principal Market Regulation . The Company shall not issue any shares of Common Stock upon conversion of any Preferred Shares or otherwise pursuant to th e terms of this Certificate of Designations if the issuance of such shares of Common Stock (taken together with the issuance 6 of all other shares of Common Stock upon exercise of the WatTants) would exceed the aggregate number of shares of Common Stock which the Company may issue upon exercise or conversion (as the case may be) of the Preferred Shares and the Warrants without breaching the Company's obligations under the rules and regulations the listing rules of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the " Exc han ge Ca p ''), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules and regulations of the Principal Market for issuances of shares of Common Stock in excess of such amount ("Stockholder Approval '') or (B) obtains a written opinion from outside counsel to the Company that sucb approval is not required, which opinion shaJI be te, : \ sonably satisfactory to the Required Holders . Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion or exercise (as the case may be) of any Preferred Shares or any Warrant, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Initial l ssuance Date multiplied by (ii) the quotient of ( l) the aggregate number of Preferred Shares issued to such Holder on the lnjtial I ssuance Date divided by (2) the aggregate number of Preferred Shares issued to the Holders on rhe Initial Issuance Date (with respect to each Holder, the "Exchange Cap Allocation ") . In the event that any Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder's Exchange Cap Allocation w i th respect to such portion of such Preferred Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee . Upon conversion in full of a holder's Prefe 1 Ted Shares, the difference (if any ) between such holder's Exchange Cap Allocation and the number of shares of Common Stock acmally issued to such holder upon such holder's conversion in full of such P referred Shares shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Prefe 1 Ted Shares and/or related Warrants on a pro rata basis in proponion to the shares of Common Stock underlying the Preferred Shares and/or related Warrants then held by each such holder of Preferred Shares and/or related Warrants . In the event that after the date that is ninety (90) days following the Closing Date, the Company is prohibited from issuing any shares of Common Stock pursuant to this Section 4 (d)(ii)(the "Exchange Ca p S h ares") to a Holder, the Company shall pay cash from funds l egally available therefor to such Holder in exchange for the redemption of such number of Preferred Shares held by such Holder that are not convertible into such Exchange Cap Shares at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Holder delivers the applicable Conversion Notice with respect to such Exchange Cap Shares to the Company and ending on the date of such issuance and payment under this Section 4 (d)(ii) and (ii) to the extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Exchange Cap Shares, any brokerage commissions and other out - of - pocket expenses, if any, of such Holder incurred in connection therewith . (c) Right of Alternate Conversion . (i) Alternate Conversion Upon a Triggering Event . Subject to Section 4 (d) , at any time during a Triggering Event Redemption Right Period (as defined below, such Holder may, at such Holder ' s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an "Alternate Conversion D ate " ) , convert all, or any number of Preferred Shares (such Conversion Amount of the Preferred Shares to be converted pursuant to this Section 4 (c)(ii), each, an ''A lt e rnat e Conversion Amount ") into shares of Common Stock at the Alternate Conversion Price (each an ''Alternate Co n ve r s ion ") . (ii) Mechanics of Alternate Co n version . On any Alternate Conversion Date, a Holder may voluntarily convert any Alternate Conversion Amount of Preferred Shares pursuant to Section 4 (c) (with ' • Alternate Conversion Price" replacing "Conversion Price'' for all purposes hereunder with respect to such Alternate Conversion and with ''Required Premium of the Conversion Amount" replacing "Conversion Amount" in clause (x) of the definition of Conversion Rate above with respect to such Alternate Conversion) by designating in the Conversion Notice delivered pursuant 7 to this Section 4 (e) of this Certificate ofDesignatfons th at such Holder iselecting to use the Alternate Conversion Pric e for such conversion ; provided that in the event of the Conversion Floor Price Condition, on the applicable Altcrnate Conversion Date the Company s hall also deliver to the Holder the applicable Alternate Conversion Floor Amount . Notwithstanding anything to the contrary in this Section 4 (e), but subject to Section 4 (d), until the Company delivers shares of Common Stock representing the applicable Alternate Conversion Amount of Preferred Shares to such Hold er, such Preferr ed Shares may be converted by such Holder into s hares of Common Stock pursuant to Section 4 (c) without regard to this Section 4 (e) . 5. Triggering Event Redemptions. (a) Triggering Event. Each of the following events shall constitute a " Tri gge rin g Eve n t " and each of the events in clauses (viii), (ix), and (x) shall co n stitute a " B a n k ru p t cy Triggering Event": (i) the s u spension from trading or the failure of the Common Stock to be trading or listed (as applicable} on an Eligible Market for a period of five (5) consecutive Trading Days ; (ii) the Company's (A) failure to cure a Conversion Failure or a Delivery Fajlure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within five (5) Trading Days after the app l icable Conversion Date or exe rcis e date (as the case may be) or (8) written notice to any holder of Preferred Shares or Warrants, including, without limitation, by way of public announceme nt or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Warrants for Warrant Shares in accordance with the provisions of the Wa,nnts or a requ es t for conversion of any PreferTed Shares into s hare s of Common Stock that is requested in accordance with the provisions of this Certificate of D esignations, other than pursuant to Section 4 (d) hereof ; (iii) except to the e xtent the Company is in comp liance with Section 11 (b) below, at any time following the tenth ( 10 th ) consecutive day that a Holder's Authorized Share Allocation (as defined in Section I l(a) below) isless than the sum of(A) 150 % of the number ofshares of Common Stock that such H older would be entitled to receive upon a conversion, in full, of all of the Pr eferred Share ೦ then held by such Holder (assuming a co nversion at th e Floor Price then in effec t and without regard L o any limitations on conversion set forth in this Certificate of Designations) and (B) 150 % of the number of share s of Common Stock that such Holder would th en be entitled to re ceive upon exercise in full of such Holder's Warrants (without regard to any limitations on exercise set forth in the Warrants) ; (iv) subject to the provisions of the NRS, the Board fails 10 declare any Dividend to be paid on the applicable Dividend Date in accordance with Section 3; (v) the Compa ny's failure to pay to any Holder any Dividend on any Dividend Date (whe th er o r not de clared by the Board) or any other amount when and as due under this Certificate of Designations (including, without limitation, the Company's failure to pay any redemption payments or amounts hereunder), the Securities Purchase Agreement or any other Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereb y and thereb y (in each case, whether or not pemiitted pursuant to the NRS), except, in the case of a failure to pay Dividends and Late Charges whe n and as due, in each such case only if such failure remains uncured for a period of at least five (5) Trading Days ; (vi) the Company fails to remo ve any restrictive legend on any certificate o r any shares of Common Stock issued to the applicable Holder upon conversion o r exercise (as the case may be) of any Securities (as defined in the Securities Purchase Agreement) acquired by such Holder under the Transaction Documents as and when required by suc h Securities or the Securities Pur chase Agreement, as applicable, unless otherwise then prohibited by applicable federal secur itie s laws, and any such failure remain s uncured for at least five (5) Trading Days; 8

(vii) the occurrence of any default under, redemption of or acceleration prior 10 maturity of at least an aggregate of $ 250 , 000 of Indebtedness (as defined in the Securities Purchase Agreement) of the Company or any of its Subsidiaries ; (viii) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Company or any Subsidiary and, if instituted against tho Company or any Subsidiary by a third party , shall not be dismissed within thirty (30) days of their initiation ; (ix) the commencement by the Company or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Company or any Subsidia1y in an involunta1y case or proceeding under any app li cable federal, state. or foreign bankruptcy, insolvency, reorganization or other similar law or to the comme 1 1cemont of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganjzatlon or relief under any appticable federal, state o r fo r eign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator , assignee, trustee, sequestrator or other similar official of the Company or any Subsidiary or of any substantial pa1t of its property, or the making by it of an assignment for the benefit of creditors, or th e execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Company or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Unifonn Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; (x) the entry by a court of (i) a decree, order,judgment or other simi l a r document in respect of the Company or any Subsidiary of a voluntary or involunta 1 y case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other simi l ar law or (ii) a decree, order, judgment or other similar document adjudging the Company or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidarion, reorganization, arrangement, adjustment or composition of or in respect of the Company or any Subsidiary unde r any applicable federal, state or foreign law or (iii) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator , assignee, trustee, sequestrator or other similar official of the Company or any Subsidia 1 y or of any substantial pa 1 i of its property, or ordering the winding up or liquidation of its affairs, and the conti n uance of any such decree, ordcr,judgment or other similar document or anysuch other decree, order,judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days ; (xi) a final judgment or judgments for the paymen t of money aggregating in excess of $ 250 , 000 arc rendered against the Company and / or aoy of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, sett l ed or stayed pending appeal, or arc not discharged within thirty (30) days after the expira tion of such stay ; provided , however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calcu l ating the S 250 , 000 amoun t sot forth above so long as the Company provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insw·aoceor indemnity within thirty (30) days of the issuance of such judgment ; (xii) the Company and/or any Subsidiary, ind i vidually or in the agg r egate, either (i) fails to pay , when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of 5250 , 000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may 9

be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing i 11 an amount in excess of $ 250 , 000 , which breach or violation pennits the other paiiy thereto to declare a default or otherwise accelerate amounts gue thereunder, or (ii) suffer to exist any other circumsta 11 ce or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default ot event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties , condition (including financial condition) or prospects of the Company or any of its Subsidiaries , individually or in the aggregate , but only if such failure or occurrence remains uncured for a period of at least five (5) days ; (xiii) other than as specifically set fo 11 h in another clause of this Secrion 5 (a), the Company or any Subsidiary breaches any representation or warranty in any mate r ial respect (o th e r than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document , except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days ; (xiv) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions arc satisfied, (8) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occu 1 Ted ; (xv) any breach or failure in any respect by the Company or any Subsidiary to comply with any pro v - ision of Section 15 (111) of this Certificate of Designations ; (xvi) any Material Adverse Effect (as defined in theSecurities Purchase Agreement) occurs that has not been cured, if capable of curing, within five (5) Trading Days of the occurrence ; or (xvii) any provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereat) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof shall be contested, directly or indirectly , by the Company or any Subsidiary, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof or the Compa 11 y or any of its Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under one or more Transaction Documents . (b) Notice of a Triggering Event ; Redemption Right . Upon the occurrence of a Triggering Event with respect to the Preferred Shares, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) (a "Triggering Event Notice") to each Holder . At any time after the earlier of a H o lder ' s receipt of a Triggering Event Notice and such Holder becoming aware of a Triggering Event (such earlier date, the " Tr igger ing Event Right Commencement Date") and ending (such ending date , the ''Triggering Event Right Expiration Date'', and each such period , a "Triggering Event Redemption Right Period '') on the fifteenth ( 15 th) Trading Day after the later of (x) the later of (1) the date such Triggering Event is cured and (2) the date the Company delivers wrinen notice to the Holders of the cure of such Triggering Event and (y) such Holder's receipt of a Triggering Event Notice that includes (I) a reasonable description of the applicable Triggering Event, (II) a certification as to whether, in the opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and { III ) a certification as to the date the Triggering Event occu 1 Ted and, if cured on or prior to the date of such Triggering Event Notice, the applicable Triggering Event Right Expiration Date , such Holder may require the Company to redeem (regardless of whether such Triggering Event has been cured on or prior to the Triggering Event Right Expiration Date) all or any of the Preferred Shares by delivering written notice thcreof(the "Triggering Event Redemption Notice") to the Company, which Triggering Event Redemption Notice shall indicate the number of the Preferred Shares such Holder is electing to redeem. Each of the 10

Preferred Sbares subject to redemption by the Company pursuant to this Section S(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect at such time as such Holder delivers a Triggering Event Redemption Notice multiplied by (Y) the product of (l) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Triggering Event and ending on the date the Company makes the entire payment required to be made under this Section S(b) (the " T ri gge rin g Event Redemption Price") . Redemptions required by this Section S(b) shall be made in accordance with the provisions of Section 12 . To the extent redemptions required by this Section S(b) are deemed or detennined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments . Notwithstanding anything to the contrary in this Section S(b), but subject to Section 4 (d), until the Triggering Event Redemption Price (together with any Late Charges thereon) is paid in full, the Conversion Amount submined for redemption under this Section 5 (b)(together with any Late Charges thereon) may be converted, in whole or in part, by such Holder into Common Stock pursuanl to the terms of this Certificate of Designations . In the event of the Company's redemption of auy of the Preferred Shares under this Section S(b), a Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertain t y of the availability of a suitable substitute investment opportunity for such Holdcc . Accordingly, any redemption premium due under this Section 5 (b) is i n tended by the parties to be, and shall be deemed, a reasonable estimate of such H older ' s actual loss of its investment opportunity and not as a penalty . Any redemption upon a Triggering Event shall not constitute an election of remedies by the applicable Holder or any other Holder, and all other rights and remedies of each Holder shall be preserved . (c) Mandatory Redemption upon Bankruptcy Triggering Event . Notwithstanding anything to the contrary herein, and notwithstandingany conversion that is then required or in process, upon any Bankruptcy Triggering Event, whether occurring piior to or following the Maturity Date, the Company shall immediately redeem, out of funds legally available therefor, each of the Preferred Shares then outstanding at a redemption price equal to tbc applicable Triggering Event Redemption Price (calculated as if such Holder shall have delivered the Triggering Event Redemption Notice immediately prior to the occu 1 Tence of such Bankruptcy Triggering Event), without the requirement for any notice or demand or other action by any Holder or any other person or entity, provided that a Holder may, in its sole discretion, waive such right to r e ceive payme 11 t upon a Bankruptcy Triggering Event, in whole or in part, and anysuch waiver shall not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable . 6 . Rights Upon Fundamental Transactions . (a) Assumption . The Company shall 1101 enter into or be pa 11 y to a Fundamental Transaction unless (i) the Successor Entity (if the Successor Entity is not the Company) assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 6 (a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Prefen - ed Shares in exchange for such Prefen - ed Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a slated value and dividend rate equal to the stated value and dividend rate of the Preferred Shares held by the Holders and having similar ranking to the Preferred Shares, and satisfactory to the Required Holders and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose shares of common stock arc quoted on or listed for rrading on an Eligible Market . Upon the occun - encc of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, tl 1 e provisions of this Certificate of Designations and the other Transaction Documents referring to the ''Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shal I assume all of the obligations of the Company under this Ce 11 ificate of Designations and the other Transaction Documents with the same effect as if such Successor Entity had been named as the 11

Company herein and therein . In addition to the foregoing, upon consummation of a Fundamental Transaction, the Successor Entity (if the Successor Entity is not the Company) shall deliver to each Holder confinnation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after t he consummation of such Fundamental Transact i on, in lieu of the shares of Common Stock (or other securities, cash, assets or other property {except such items still issuable under Sections 7 and 17 , which shall continue to be receivable thereafter)) issuable upon the conversion or redemption of the Preferred Shares prior to such Fundamenta l Transaction, such shares of the publicly traded common stock (or their equivalent) of the Successor Entity (including its Parent Entity) which each Holder would have been entitled to receive upon the happening of such Fundamental Transaction had all the Preferred Shares held by each Holder been converted immediately prior to such Fundamental Transaction (withou t regard to any limitations on the conversion of the Preferred Shares contained in this Certificate of Designations), as adjusted in accordance with the provisions of this Certificate of Designations . Notwithstanding the foregoing . such Holder may elect, at its sole option, by delivery of written notice to the Compa n y to waive this Section 6 (a) to pcnnit the Fundamental Transaction without the assumption of tho Preferred Shares . The provisions of this Section 6 shall apply similarly and equally to successive Fundamental Transactio n s and shall be applied without regard to any limitations on the conversion or redemption of the Prefcncd Shares, (b) Notice of a Change of Control Redemption Right . No sooner t b an (i) io the case of a Change of Control, twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consumma t ion of a Change of Control or (ii) in the case of an Involuntary Change of Control, as such date as reasonably practicable prior to the consummation of an Involuntary Change of Contro l (in each case, the " C han ge of Control Date"), but not prior to the public announcemen t of such Change of Control or Involuntary Change of Control, as applicable, t he Company shall deliver written notice thereof via electronic mail and overnight courier to each Holder (a ''C h a n ge of Control Notice") . At any time during the period beginning after a Holder's receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control or an fnvoluntary Change of Control, as applicable, ifa Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) an<l ending on the laterof(A) the date of consummation of such Change of Control or I nvoluntary Change of Control, as applicable, or (B) twenty (20) Trading Days after the date of receipt of such Change of Control Notice or (C) twenty (20) Trading Days after the date of the announcement of such Change of Control or Involuntary Change of Control, as applicable, such Holder may require the Company to redeem all or any portion of such Ho l der ' s P r eferred Shares by delivering written notice thereof ("C h a n ge of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the number of Prefe 1 Ted Shares such Holder is electing t o have the Company r edeem . Each Preferred Share subject to redemption pursuant to U 1 is Section 6 (b) shall be redeemed by the Company in funds legally available therefor at a price equal to the greatest of (i) the product of (w) the applicable Change of Contro l Redemption Premium multiplied by (y) the Conversion Amount of the Preferred Shares being redeemed, (ii) the product of (x) the applicable Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount of the Preferred Shares being redeemed multiplied by (8) the quotient detem 1 ined by dividing ([) the greatest Closing Sale Price of the shares of Common Stock during the period beginning on the date immediately preceding the earlier to occur of (I) the consummation of the applicable Change of Control or fnvoluntary Change of Control and (2) the public announcement of such Change of Control or Involuntary Change of Control, as applicable, and ending on the <late such Holder delivers the Change of Control Redemption Notice by (11) the Conversion Price then in effect and (iii) the product of (y) the applicable Change of Contrnl Redemption Premiwn multiplied by (z) the product of (A) the Conversion Amoilnl oft he Preferred Shares being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non - cash consideration per share of Common Stock to be paid to such holders of 1 he shares of Common Stock upon consummation of such Change of Control or Involuntary Change of Control, as applicab l e (any such non - cash consideration constituting publicly - traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control or Involuntary Change of Control, as app l icable , the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control or Involuntary Change of Control, as applicable, and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcemen t of such proposed Change of Control or Involuntary Change of Control, as applicable) divided by (fl) the Conversion Price then in effect (the "C han ge of Control Redemption Price") . Redemptions required by this Section 6 (b) shall have priority to payments to all other 12 stockholders of the Company in connection with such Change of Control or Involuntary Change of Control, as applicable . To the extent redemptions required by this Section 6 (b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments . Notwithstanding anything to the contrary in this Section 6 (b), but subject to Section 4 (d), until the applicable Change of Control Redemption Price (together with any Lale Charges thereon) is paid in full to the applicable Holder , the Preferred Shares submitted by such Holder for redemption under this Section 6 (b) may be converted, in whole or in part , by such Holder into Common Stock pursuant to Section 4 or in the event the Conversion Date is after the consummation of such Change of Conu · ol ot I nvoluntary Change of Control, as applicable, stock or equity interests of the Successor Entiry substantially equivalent to the Company's shares of Common Stock pursuant to Section 4 . In the event of the Company's redemption of any of the Preferred Shares under this Section 6 (b), such Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Holder . Accordingly, any redemption premium due under this Section 6 (b) is intended by the parties to be, a n d shall be deemed, a reasonable estimate of such Holder's actual loss of its investment opportunity and not as a penalty . The Company shall make payment oftbe applicable Change of Control Redemption Price concurrently with 1 he consummation of such Change of Control or Involuntaiy Change of Control, as applicable, if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control or Involuntary Change of Control, as applicable, and within two(2) Trading Days after the Company's receipt of such notice otherwise (the ''Change of Control Redemption Date' ') , Redemptions required by this Section 6 shall be made in accordance with the provisions of Section 12 . 7. Rights Upon Issuance of Purchase Rights and Other Corporate Events. (a) Purchase Rights . In addition to any adjustments pursuant to Section 8 and Section 17 below, if at any time the Company grants, issues or sells any Options , Convertible Securities or rights to purchase stock, waITants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the " Purcha se Rights''), then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights , the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the PrefcITed Shares and assuming for such purpose that all the Preferred Shares were converted at the Alternate Conversion Price as of the appl i cab l e record date) held by such Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such recotd is taken , the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Holder's right to participa t e in any such Purchase Right would result in such Holder and tho other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Purchase Right to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a resu l t of such Purchase Right (and beneficial ownership) to such exten t of any such excess) and such Purchase Right to such extent shall be held in abeyance (and, if such Purchase Right has an expiration date , maturity date or other simi l ar provision , such t enn sha'll be extended by such number of days held in abeyance, if applicable) for the benefit of such Holder until such time or times, if ever, as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times such Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance (and, if such Purchase Right has an expiration date, maturity date or other similar provision, such term shall be extended by such number of days held in abeyance, if applicable)) to the same extent as if there had been no such limitation) . (b) Other Corporate Events . I n addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fw 1 damental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect lo or in exchange for shares of Common Stock (a " Co rporat e Eve nt ") , the Company shall make appropriate provision to ensure that each Holder will thereafter have the right, at such Holder's option, to receive upon a conversion of all the PrefetTed Shares held by such Holder (i) in addition to the shares of Common Stock receivable upon such conversion, such 13 securities or other assets to which such Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held bysuch Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares set forth in this Certificate of Designations) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such Holder would have been entitled to receive had the Prefen - ed Shares held by such Holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate . Provision made pursuant the preceding sentence shall be in a form and substance satisfactory to the Required Holders . The provisions of th i s Section 7 shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares set forth in this Certificate of Designations . 8. Rights Upon Issuance of Other Securities. (a) Adjustmeni of Conversion Price upon Issuance of Common Stock . If and whenever on or after the Subscription Date the Company grants, issues or sells (or enters into any agreement or publicly announces its intention to grant, issue or sell), or in accordance with this Sectioo 8 (a) is deemed to have granted . issued or sold, any shares of Common Stock (including the granting, issuance or sale of shares of Common Stock owned or held by or for the account of the Company, bu t excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold) for a consideration per share (the "New Issuance Price'') less than a pdce equal to the Conversion Price in effect immediately prior to such granting, issuance or sale or deemed granting, issuance or sale (such Conversion Price then in effect is referred to herein as the "A ppli ca bl e Pri ce ' ') (the foregoing a " Diluti ve 1 ss uan cc"), then, immediately after such Dilutive Issuance , the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance P r ice , For all purposes of the foregoing (inc l uding, without limitation, detc 1 mining the adjusted Conversion Price and the New Issuance Price under this Section 8 (a)), the following shall be applicable : (i) Issuance of Options. If the Company in any manner grants, issues or sells (or enters into any agreement to grant, issue or sell) any Options and the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issunblc upon exercise of any such Option or otherwise pursuant to the t - erms thereof is less than the Applicable Price , then such shareof Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting, issuance or sale of such Option for such price per share. For purposes of this Section 8(a)(i), the " lowest price per share for which one share of Common Stock is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of aoy Convertible Securities issuable upon exercise of anysuch Option or otherwise pursuant to tJ1e terms thereof" shall be equal to (I) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of sucb Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such Options o r upon conversion, exercise or exchange of any Convertible Secttrities issuable upon exercise of any such Option or otherwise pursuant to the tcm1s thereof, minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) with respect to any one share of Common Stock upon the granting, issuance or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the tem1s thereof plus the value of any other consideration received or receivable by, or benefit confe1Ted on, the holder of such Option (or any other Person). Except as contemp l ated below , no further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common S t ock or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the tenllS thereof 14 or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities . (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells (or enters in t o any agreement to issue or sell) any Convertible Securities and the lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Pri ce , then such share of Common Stock shall be deemed to be outstanding and t.o have been issued and sold by the Company at the time of the issuance or sale (or the time of execution of such agreement to issue or sell, as applicable) of such Convertible Securities for such price per share. For the purposes of this Section 8(a)(ii), the "lowest price per share for which one share of Common Stock is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the tenns thereof" shall be equal to (I) the lower of (x) the sum of the lowest amounts of consideration {if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale (or pursuant to the agreement to issue or sell, as applicable) of the Convertible Security and upon conversion , exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one share of Common Stock is issuable (or may become issuable assuming all possible market conditions) upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sw11 of all amounts paid or payable to the holder of such Convertible Security (or any other Person) with respect to any one share of Common Stock upon the issuance or sale (or the agreement to issue or sell, as applicable) of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of suc]1 Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such C011vertible Securities or otherwise pursuant to the tenns thereof, and if any such issuance or sale of such Convertib l e Securities is made upon exercise of any Options for which adjustment of the Conversion P rice has been or is to be made pursuant to other provisions of this Section 8(a), except as contemp l ated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale. (iii) Change in Option Price or Rate of Conversion . lf the purchase or exerc i . se price provided for in any Options , the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities , or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time (other than proportional changes in conversion or exercise prices , as applicable, in connection with an event referred to in Section 8 (b) below), the Conversion Price in effect at the time of such increase or decrease s h all be a<ljusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased pw·chase price , additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold . For purposes of this Section 8 (a)(iii), if the tem 1 s of any Option or Convertib l e Security (including, without limitation , any Option or Convertib l e Security that was outstanding as of the Subscription Date) are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease . No adjustment pursuant to this Section 8 (a) shall be made if such adjustment would result in an increase of the Conversion Price then in effect . (iv) Calculation of Consideration Received . If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as detennined by the Required Holders, the " Primar y Security", and such Option and/or Convertible Security and/or Adjustment Right, the "Secondary Securities'' and together with the Primary Security, each a " U nit "), together comprising one integra t ed transaction, the aggregate consideration per share of Common Stock with respect to such Primary Security shall be deemed to be the lower of (x . ) the purchase price of such Unit, (y) if'such 15

Primary Security is an Option and/or Convertible Security, the lowest price per share for which one share of Common Stock is at any time issuable upon the exercise or conversion of the Primary Security in accordance with Section 8(a)(i) or 8(a)(ii) above and (z) the lowest VWAP of the shares of Common Stock on any Trading Day during the five (5) Trading Day period (the " A d j u st me n t Pe ri o d ") immediately following the public announcement of such Dilutive Issuance (for the avoidance of doubt, if such public announcement is released prior to the opening of the Principal Market on a Trading Day, such Trading Day shall be the first Trading Day in such five Trading Day period and if any Preferred Shares are converted, on any given Conversion Date during any such Adjustment Period, solely with respect to such Preferred Shares converted on such applicable Conversion Date, such app l icable Adjustment Period shall be deemed to have ended on, and included, the Trading Day immediately prior to such Conversion Date). lf any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the net amount of consideration received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such considera t ion received by the Company will be tbe fair value of such consideration, except where such consideration consists of publicly traded securities, in w h ich case the amount of consideration received by the Compahy for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt. If any shares of Common Stock, Options or Convertible Securities arc issued to the owners of t he non surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non - surviving entity as is attributable to such shares of Common Stock. Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly rraded securities will be determined jointly by the Company a n d the Required Holders. If such parties are unable to reach agreement within t en (10) days after the occtm·encc of an event requiring valuation (the " Va lu a t i on Event''), the fair value of such consideration will be determined within five (5) Trading Days after the tenth ( 10 111 ) <lay following such Valuation Event by an independent , reputable appraiser jointly selected by the Company and the Required Holders . The determination of such appraiser shall be final and bincling upon all parties absent manifest error an<l the fees and expenses of such appraiser shall be borne by the Company . (v) Record Date . If the Company takes a r ecord of the holders of shares of Commo n Stock for the purpose of entitling them (A) to receive a dividend or o t her distribution payable in shares of Common Stock, Options or in Convertible Securities or (8) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities , then such record date will be deemed to be tbe date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the dcclarn,tion of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be) . (b) Adjushnent of Conversion Price upon Subdivision or Combination of Common Stock . Without limiting any provision of Sections 7 , 17 or 8 (a), if the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, stock combination, recapitalization or other similar transaction) one or more classes of its ou t stand i ng shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior tosuch subdivision will be proportionately reduced . Without limiting any provision of Sections 7 , 17 or 8 (a), il'the Company at any time on or after the Subscription Date combines (by any stock split,stock dividend, stock combination, recapitaliza t ion or other s imi l ar transaction) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased . Any adjustment pursuant to this Section 8 (b) shall become effective immediately after the effective date of such subdivision or combination, If any event requiring an adjusbncnt under this Section 8 (b) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event . {c) Holder's Right of Adjusted Conversion Price . In addition to an<l not in l i mitation of the other provisions of this Sect i on 8(b), if the Company in any manner issues or sells or enters into any agreement to 16 issue or sell, any Common Stock , Options or Convertible Securities (any such securities, "Va riabl e Price Secur ities ") after the Subscription Date that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a p r ice which varies or may vary with the market price of the shares of Common Stock, including by way ofone or more reset(s) to a fixed price, but exclusive of such fonnulations reflecting customary an t i - dilution prov i sions (such as share splits, share combinations, share dividends and similar transactions) (each of th e fonnulations for such variable price being herein referred to as, the " Variable Price ''), the Company shall provide written notice thereof via electronic mail and overnight comier to each Holder on the date of such agreement and/or the issuance of such shares of Common Stock, Convert ibl e Secu ri ties or Options, as applicable . From and after the date the Company enters into such agreement or issues any such Variable Price Securities, each Holder shall have the right , but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Pr efcrTed Shares by des i gnating in the Conversion Notice delivered upon any conversion of Preferred Shares that solely for purposes of such conversion such Holder is relying on the Variable Price rather than the Conversion Price then in effect . A H older's elect i on to rely on a Variab l e Price for a particular conversion of Preferred Shares shall 1101 obligate s u ch Holder to rely on a Variable Price for any future conversions of Preferred Shares . (d) Stock Combination Event Adjustments . If at any time and from time to time on or after th e Subscription Date there occurs any stock split, stock dividend, stock combination, reverse stock split . recapitalization or other similar transaction involving the Common Stock (eac h , a "S tock Co mbin at i o n Eve nt ", and such date t here of, the " Stock Co mbinati o n Eve nt D a te ") and the Event Market Price is less than the Conversion Price th en in effect (after giving effect to the adjustment in Section 8 (b} above), then 011 the fifth ( 5 th) Trading Day immediately fo llowin g such Stock Combination Event Date , the Conve r sion Price then in effect on such fifth ( 5 th) Trading Day following the Stock Comb in ation Event (after giving effec t to the adjustment in Section 8 (b) above) shall be reduced (bu t in no event increased) to the Event Ma r ket Price . For the avoidance of doubt, if the adjustment in the immediately preceding sentence would othcnvise result in an increase in the Conversion Price hereunder, no adjustment shall be made . (e) Other Events . ln tJ 1 e even t that the Company (or any Subsidiary) shall take any action to which the pro vis ions h e reof are not strict l y applicable, or, if applicable, would not operate to protect any Holder from dilution or if any event occurs of the type contempla t ed by the provisions of this Section 8 but not expressly provided for by such provisions (including, without limitation , th e granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board shall in good faith detennine and implement an appropriate adjustment in the Conversion Pdce so as to protect the rights of such Holder , provided that no such adjustme n t pursuant to this Section 8 (e) will inc r ease the Conversion Price as otherwise determined pursuant to this Section 8 , provided further that if such Holder does not a ccep t such adjustments as appropriately protecting its interests hereunder against such dilution, then t he Board and such Holder shall agree, in good faith, upon an independent investment bank of n &tionally recognized s t anding to make such appropriate adjus tm ents, whose detcnnination shall be final and binding absent manifest error and whose foes and expenses shall be borne by the Company . {t) Calculations. All calculations under this Section 8 shall be made by rounding to the nearest cent or the nearest l / l00 1h of a share, as applicable. The number of shares of Common Stock outstancting at any given time s hall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock . (g) Voluntary Adjustment by Company . Subject to the rules and regulations of the Principal Market, the Company may at any time any Preferred Shares remain outstanding, with the prior writ t en consent of the Required Holders , reduce the then current Conversion Price t o any amow,t and for any period of time deemed appropriate by the Board . 9. (Reserved] I0 , Noncirewnvention . The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation , Bylaws (as defined in t11e Securities Purchase Agreement) or through any rcorga 11i zation, transfer of assets, consolidation, merger, s chem e of arrangement, dissolution, issue or sa l e of 17 securities, or any other voluntary action, avoid or seek to avoid the observance o r perfom 1 ance of any of the te 11 ns of this Certificate of Designations, and will at all times in good faith carry out all the provisions of this Certificate of Designations and take a l l action as may be required to protect the rights of the H olders hereunder . Without limiting the generality of the foregoing or any other provision of this Certificate of Designations or the other T r ansaction Documents, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the conversion of any Prefe 1 Ted Shares above the Conversio n Price th en in effect, (b) shall take all such ac ti ons as may be necessary or appropriate in order that the Company may validly and le gally issue fully paid and non - assessable shares of Common Stock upon the conversion of Preferred S h a r es and (c) shall, so l ong as any Preferred Shares are outstanding, take a l l action necessary to reserve and keep available out of its autho r ized and w 1 issucd shares of Common Stock, solely for the purpose of effecting the conversion of t he Preferred Shares, the maximum number of shares of Common Stock as sha ll from time to time be necessa r y to effect the conversion of the Preferred S h ares then outstanding (without regard to any limit ations on conversion contained herein) . Notwithstand in g anything herein to the contrary, if after the sixty (60) calendar day anniversary of the 'Initial Issuance Date, cacb Holder is not permitted to convert such Holder's Preferred Shares in full for llflY reason (other t han pursuant to restrictions set forth in Section 4 (d)(i) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approva l s as necessary to effect such convers ion into shares of Common Stock . 11. Authorized Shares . (a) Reservation . So l ong as any Preferred Shares remain outstanding, the Company shall at all times reserve out of its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150 % of the aggregate number of shares of Common Stock as shall from time to time be necessary to effect the conversion, including without l imitation, Alternate Convers i ons, of all of th e Preferred Shares then outstanding at the F l oor Price then in effect (without regard to any limitations on conversions and assuming the Pr eferred Shares remain outstanding unti l the Maturity Date) (the " Required Reserve Amount") . The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the H olders based on the number of th e Pr eferred Shares held by each Holder on the Initial Issuance Date or increase in the number of reserved shares, as the case may be (the "Authorized S har e Allocation ") . In the event that a Holder shall sell or otherwise transfer any of such Holder's Prefe 1 Ted Shares, each transferee shall be allocated a pro rata portion of such Holder's Authorized Share Allocation . Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to t he remaining Holders of Prefe 1 Ted Shares, pro rata based on the number of the Preferred S h ares then held by the Hold ers . (b) In sufficient Authorized Shares . If, notwithstanding Section 11 (a) and not in limitation thereof, at any time while any of the Preferred Shares remain outsta n ding the Company does not have a sufficient number of authorized and un reserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal t o the Required Reserve Amount (an " Authorized S h a r e Fa ilur e "), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow t h e Company to reserve th e Required Reserve Amount for the Preferred Shares then ou t standing (or deemed outstanding pursuant to Section 1 l(a) above) . Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Fai l ure, but in no eve nt later than sixty (60) days after the occutTence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of autho ri zed shares of Common Stock . In connection with such meeting, the Company shall provide each stockholde r with a proxy s t atement and shall use its best efforts to solic i t its stockholders' approval of such increase in aut h orized shares of Common Stock and to cause its board of directors to recommend to the stockholders that tl 1 ey approve such proposal (or, if a majority of the voting power then in effect of the capi t al stock of the Company consents to such increase, in lieu of s uc h proxy statement, deliver to the s t ockholders of the Company an information statement that has been filed with (and either approved by or not subject to comments from) the SEC with respect thereto) . In the event that the Company is p rohibited from issuing shares of Common S t ock to a Holder upon any conversion due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissucd shares of Common Stock (such unavailable number of shares of Common Stock, the "Authorized Failure Shares "), in lieu of delivering such Authorized Failure Shares to such Holder, the Company shall pay lega ll y available funds in exchange for tl1e redemption of such portion of th e Conversion 18

Amount of the PrcfcrTcd Shares convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Author i zed Failure Shares and (y) the greatest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date such Ho l der delivers the applicable Conversion Notice with respect to such Authorized Failure Shares to the Company and ending on the date of such issuance and paymen t under this Section 11 (a) ; a 11 d (ii) lo t he extent such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of Authorized Failure Shares, any brokerage commissions and other out - of - pocket expenses, if any, of such Holder incun - ed in connection therewith . Nothing contained in Section I I (a) or this Section 11 (b) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement . 12. Redemptions. (a) General. If a Holder has submitted a Triggering Event Redemption Notice in accordance wi t h Section S(b), the Company shall deliver the applicable Triggering Event Redemption Price to such Holder in legally available ti.Inds within five (5) Business Days after the Company's receipt of such Holder's Triggering Event Redemption Notice . lf a Holder has submitted a Change of Control Redemption Notice in accordance with Section 6(b), the Company shall deliver the applicable Change of Control Redemption Price to such Holder in legally available funds concurrently with the consummation of such Change of Control or Involuntary Change of Control, as applicable , if such notice is received prior to the consummation of such Change of Control or Involuntary Change of Control, as applicable , and within five (5) Business Days after the Company's receipt of such notice otherwise. Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a lime a Holder is entitled to receive a cash payment under any of the other Transaction Documents, at the option of such Holder delivered in writing to the Company, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Holder under such other Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Company's payment obligation under such other Transaction Document. In the event of a redemption of less than all of the Preferred Shares, U1e Company shall promptly cause to be issued and delivered to such Holder a11ew Preferred Share Certificate (in accordance with Section 20) (or evidence of the creation of a new Book - Entry) representing the number of Prefen - ed Shares which have not beeJ1 redeemed. In the event that the Company does not pay the applicable Redemption Price to a Holder within the time period required for any reason (including, without limitation, to the ex.tent such payment is prohibited pursuant to the NRS), at any time thereafter and until the Company pays such unpaid Redemption Price in full, such Holder shall have the option , in lieu of redemption, to require the Company to promptly return to such Holder all or any of thePreferred Shares that were submitted for redemption and for which the applicable Redemption Price (together with any Late Charges thereon) bas not been paid. Upon the Company's receipt of such notice , (x) the applicable Redemption Notice shall be null and void wit h respect to such Preferred Shares , (y) the Company shall immediately remrn the applicable Preferred Share Cert i ficate , or issue a new Prefen - ed Share Certificate (in accordance with Section 20(d)), to such Holder (u11less the Preferred Shares are held in Book - Entry form, in which case the Company shall deliver evidence to such Holder that a Book Entry for such Preferred Shares then exists), and in each case the Additional Amount of such Prefen - cd Shares shall be increased by an amount equal lo the difference between (I) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 12, if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption and (z) the Conversion Price of such Preferred Shares shall be automatically adjusted with respect to each conversion effected thereafter by such Holder to the lowest of (A) the Conversion Price as in effect on the date on whicl 1 the applicable Redemption Notice is voided, (B) the greater of (x) the Floor Price and (y) 75 % of the lowest Closing Bid Price of the Common Stock during the period beginning on and including the date on which the applicable Redemption Notice is de l ivered to the Company and ending on and including the date on which the applicab l e Redemption Notice is voided and (C) the greater of (x) the Floor Price and (y) 75 % of the quotient of (f) the sum of the five { 5 ) lowest VWAPs of the Common Stock during the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Conversion Date divided by (II) five (5) (it being understood and agreed that all such dc t enninations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period) . A Holder's delivery of a notice voiding a Redemption Notice and exercise of its rights following such notice shall no t affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Prefen - ed Shares subject to such notice. 19

(b) Redemption by Multiple Holders . Upon the Company's receipt of a Redemption Notice from any Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 5 (b) or Section 6 (b), the Company shall immediately, but no later than one (I) Business D ay of its receipt tl 1 ereof, forward to each other Holder by electronic mail a copy of such notice . Tf the Company receives one or more Redemption Notices, during the seven (7) Business Day pc 1 iod beginning on and including the date which is two (2) Business Days prior to tl 1 e Company's receipt of the initia l Redemption Notice and ending on and including the date which is two (2) Business Days after the Company's receipt of the initial Redemption Notice and the Company is unab l e to redeem all of the Conversion Amount of such Preferred Shares designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each Holder based on theStated Vah - 1 e of the Preferred Shares submitted for redemption pursuant to such Redemption Notices received by the Company during such seven (7) Business Day period . 13. [Reserved l 14. Voting Rights . Except as otherwise provided herein or as required by applicable l aw and s u bject to the provisions of Section 4 (d) hereof, Holders of Preferred Shares shall be entitled to vote with the holders of Common Stock on all matters that such holders of Common Stock are entitled to vote upon, in the same manner and with the same effect as the holders of Common Stock, voting together with the holders of Common Stock as a sing l e class . Subject lo the provisions of Section 4 (d) hereof, each Preferred Share shall entitle the Holder thereof to cast that number of votes per Preferred Share as is equa l to the Stated Value of such Preferred Share divided by the then applicab l e Conversion Price ; provided, however that in no event shall the then applicable Conversion Price for purposes of this Sect . ion 14 be less than the "Minimum Price" (as defined in Nasdaq L isting Ruic 5635 (d)) on the date immediately preceding the Subscription Date (or $ $ 0 . 898 per share, as of the date of this Certificate of Designations, and subject to adjustments for any stock sp l its , stock dividends, stock combinations, recapitalizations or other similar transactions following the date hereof) , For purposes of clarity, th is Nasdaq Minimum Price shall apply only for purposes of this Section 14 of the Gertificate of Designations and not apply to any other section of the Certificate of Designations or any Transaction Document . Notwithstanding the foregoing, to U 1 e extent t hat under the NRS the vote of the holders of the Preferred Shares, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of the shares of the Prefen·ed Shares, voting together in the aggregate and not in separate series unless required under the NRS, represented at a duly held meeting at which a quorum is present or by written consent of the Required Holders (except as otherwise may be r equired under the NRS), voting together in the aggrega te and not in separate series unless required under the NRS, shall constitute the approval of such action by both the c l ass or the series, as applicable . For the avoidance of doubt, for purposes of detem 1 ining the presence of a quonim at any meeting of the stockholders of the Company at which the P referred Shares are entitled to vote, the number of Preferred Shares and votes represented by such shares shall be counted on an as co 11 verted to Common Stock basis , subject to any limitations on conversion set fort h herein . Holders of the Prefe 1 Ted Shares shall be entitled to written notice of all stockholder meetings or written consents (and copies of proxy materials and other information sent to stockholders) with respect to whlcl 1 they would be entitled to vote, which notice would be provided pursuant to the Compa n y's bylaws and the NRS . 15. Covenants . For so long as any Preferred Shares are outstanding, without the prior written consent of the Required Holders : (a) ln currence of Indebtedness . The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur or guarantee, assume or suffer to exist any Tndebtedness (other than Pem 1 itted Indebtedness) . (b) Existence of Liens . The Company shall not, and the Company shall cause each ofits Subsidiaries to not, direct l y or indirectly , allow or suffer to ex i st any mortgage , lien, pledge, charge, secu ri ty interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, " Liens ") othe r ihan Pennitted Liens . (c) Restricted Payments and Investments. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any 20 payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whethe r by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other pursuant to this Certificate of Designations) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness or make any Investment, as app l icable, if at the time such payment with respect to such Indebtedness and/or Investment, as applicable , is due or is otherwise made or, after giving effect to such payment, (i) an event constitut i ng a Triggering Event has occurred and is continuing or (ii) an event that with the passage of time and without being cured wou . ld constitute a Triggering Event has occurred and is continuing . (d) Restriction on Redemption and Cash Dividends . The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock (other than as required by this Certificate of Designations) . (e) Restriction on Transfer of Assets . The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin - 9 ff, split - off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales , leases, licenses, assignments, transfers, conveyances and other dispositions of such assets or rights by the Company and its Subsidiaries in the ordina 1 y course of business consistent with its past practice, or (ii) sales of inventory and product in the ordinary course of business . (f) Maturity of Indebtedness . The Company shall not, and the Company shall cause each of its Subsidiaries to not , directly or indirectly, permit any Indebtedness of the Company or any of its Subsidiaries to mature or accelerate prior to the Maturity Date . (g) [Reserved] (h) Preservation of Existence, Etc . The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence , rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary ; provided, however, that the Company shall have the right to merge or combine wholly - owned Subsidiaries hereunder, or eliminate or dissolve foreign Subsidiaries, in each case where such restructuring does not have a material impact on the Company's assets or ability to comply with the provisions hereof . (i) Maintenance of Properties, Etc . The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, al I of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder . (j) Maintenance of Intellectual Property . The Company will, and will cause each of its Subsidiaries to , take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to U 1 e conduct of its business in full force and effect . (k) Maintenance of Insurance . The Company shall use reasonable best efforts to maintain, and cause each of its Subsidiaries to maintain, inSLtrancc with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business intem 1 ption insurance) with respect to its properties (including all real properties leased or owned by it) and business , in such amounts and covering such risks as are generally consistent with the coverage held by the Company on the Initial Issuance Date . (I) Transactions with Affiliates. The Company shall not, nor shall it permit any of its Subsidiaries to , enter into, renew, extend or be a party to , any transaction or series of related transactions (including, 21 without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except transactions in the ordinary course of business in a manner and to an exten t , if applicable, consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on tenns no less favorable to it or its Subsidiaries than would be reasonably expected to be obtained in a comparable ann's length transaction with a Person that is not an affiliate thereof . (m) Restricted I ssuances . The Company shall not, directly or indirectly, without the prior written consent of the Requ i red }folders, (i) issue any Preferred Shares (other than as contemplated by the Securities Purchase Agreement and this Certificate of Designations) or (ii) issue any other securities that would cause a breach or default under this Certificate of Designations o r the Warrants . (n) Stay, Extension and Uswy Laws . To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, p l ead , or in any hlanner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Certificate of Designations ; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to - any such law, hinder, delay or impede the execution of any power granted to the Holders by this Certificate of Designations, but will suffer and pennit the execution of every such power as though no such law has been enacted . (o) Taxes . The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective ass e ts or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries) . The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries) . Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, ta . xcs for which they maintain adequate reserves therefor in accordance with OAAP . (p) Cash Minimum . From the C l osing Date until no shares of Prcfo 1 Ted Shares are outstanding, the Company shall, at all times, maintain unencumbered, unrestricted cash and cash equivalents on hand i'n amount equal to at least an aggregate of $ 8 , 400 , 000 . Such cash shall be maintained in one or more domestic deposit accounts, money market accounts or certificates of deposit (with a maturity of no more than three months) with one or more Eligible Banks . For purposes hereof, an ''Eligible Bank" is a U . S . chartered commercial bank with total assets in excess of $ 300 billion . (p) Independent Investigation , At the request of any Holder either (x) at any time when a Triggering Event has occurred and is continuing, (y) upon the occurrence of an event that with the passage of time or giving of notice would constitute a Triggering Event or (z) at any time such Holder reasonably believes a Triggering Event may have occurred or be Continuing, the Company shall hire an independent , reputable investment bank selected by the Company and approved by such Holder to investigate as to whether any breach of the Certificatc of Designations has occurred (the " lnd epe n de nt I nves ti gato r ") . If the Independent I nvestigator determines that such breach of the Certificate of Designations has occurred, the Independent Investigator shall notify the Company of such breach and the Company shall deliver written notice to each Holder of such breach . In connection with such investigation, the Independent l nvestigatot may , during nom,al business hours, inspect all contracts, books, records, personnel, offices and other facilities and prope 11 ies of the Company and its Subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them , the records of its legal advisors and accountants (including the accountants' work papers ) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to attorney - client or other evidentiary privilege, and the Independent Investigator may make such copies and inspections thereof as the Independent lnvestigator may reasonably request . The Company shall furnish the Independent Investigator with such financial and operating data and other information with respect to the business and properties of the Company as the Independent Investigator may reasonably request. The Company shall permit the Independent 22

I nvestigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Company's officers, directors, key employees and independent public accountants o r any of them (and by this provision the Company authorizes said accountants to discuss with such lndependent Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested . 16. Liquidation, Dissolution, Winding - Up . ln the event ofa Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the ' ' L iquidati o n F und s " ) , before any amount shall be paid to the ho l ders of any of shares of Junior Stock, but pari passu with any Parity Stock then outstanding, an amount per Prefen - ed Share equal to the greater of (A) 125 % of the Conversion Amount of such Preferred Sha r e on the <late of such payment and (B) the amount per share such Holder wou l d receive if such Holder converted such Preferred Share in t o Common Stock immediately prior to the date of such payment, provided that if the Liquidation Funds are insufficient to pay the full amount due to the Holders and ho l ders of shares of Parity Stock . then each Holder a n d each holder of Parity Stock shall receive a percentage of the Liquidation Fllnds equal to the full amount of Liquidation Funds payable to such Holder and such holder of Parity Stock as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a perce 11 tage of the full amount of Liquidation Funds payable to all holders of Prefen : ed Shares and all holders of shares of l>arity Stock . To the extent necessary, the Company shall cause such actions to be taken by each of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section 16 . All the preferential amounts to be paid to the Holders under this Section 16 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of Junior Stock in connection with a Liquidation Event as to which this Section 16 applies . 17. Distribution of Assets . In addition to any adjustments pursuant to Section 7 (a) and Section 8 , if the Company shall declare or make any dividend or other distributions of its assets (or rights to acquire its assets) to any or all holders of shares of Common Stock, by way of return of capital or otherwise (including without limitation , any distTibution of cash, stock or other securities, property or options by way of a dividend, spin off , reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (the " Di s tributi o n s ' ') , then each Holder, as holders of Preferred Shares, will be entitled to such Distributions as if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares and assuming for such purpose that the Preferred Share was converted at the A 11 emate Conversion Price as of the applicable record date)immediately prior to the date on which a record is taken for such Distribution or, ifno s uch record is taken, the <late as of which the record holders of Common Stock are to be dete 1 mined for such Distributions (provided, however, that to the extent that such Holder's right to participate in any such Distribution wou l d result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Holder shall not be entitled to participate in such Distribution to such extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of such Holder until such time or times as its right thereto would not result in such Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation) . 18. Vote to Change the Terms of ot Issue Preferred Shares . In addition to any other rights provided by law , except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Articles of Incorporation, without first obtaining the affinnative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders , voting together as a single class, the Company shall not (in any case, whether by amendment, modification, recapitalization, merger, consolidation or otherwise) : (a) amend or repea l any provision of, or add any provision to, its Articles oflncorporation or bylaws, or tile any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Preferred Shares hereunder, regardless of whethe r any such action shall be by means of amendment tO the Articles oflncorporation or by merger, consolidation or otherwise ; (b) increase or decrease (other than by conversion) the authorized number of Preferred Shares; (c) without limiting any provision of Section 2, create 23 or authorize (by reclassification or otherwise) any new class or series of Senior Preferred Stock or Parity Stock ; (d) purchase, repurchase or redeem any shares of Junior Stock (other than pursuant to the ten 11 S of the Company's equity incentive plans and options and other equity awards granted under such plans (that have in good faith been approved by the Board)) ; (e) without limiting any provision of Section 2 , pay dividends or make any other distribution on any shares of any Junior Stock ; (f) issue any Preferred Shares other than as contemplated hereby or pursuant to the Securities Purchase Agreement ; or (g) without limiting any provision of Section I 0 , whether or not prohibited by the te 1111 s of the Preferred Shares, circumvent a right of the Preferred Shares hereunder . 19. Transfer of PrefetTed Shares . A I {older may transfer some or all of its Preferred Shares without the consent of the Company, but any such transfer shall be i.t1 compliance with all applicable securities laws. 20. Reissuanee of Preferred Share Certificate.sand Book Entries. (a) Transfer . If any Preferred Shares are to be transferred, the applicable Holder shall surrender the applicable Preferred Share Certificate to the Company (or, if the Preferred Shares are held in Book - Entry form, a written instruction letter to the Company), whereupon the Company will forthwith issue and deliver upon the order of such Holder a new Preferred Share Certificate (in accordance with Section 20 (d)) (or evidence of the transfer of such Book - Entry), registered as such Holder may request, representing the outstanding number of Preferred Shares being transferred by such Holder and, if less than th e entire outstanding number of Preferred Shares is being transferred, a new Preferred Share Certificate (in accordance with Section 20 (d)) to such Holder representing the outstanding number of Preferred Shares not being transfened (or evidence of such remaining Preferred Shares in a Book - Entry for such Holder) . Such Holder and any assignee, by acceptance of the Preferred Share Certificate or evidence of Book - Entry issuance, as applicable, acknowledge and agree that, by reason of the provisions of Section 4 (c)(i) following conversion or redemption of any of the Preferred Shares, the outstanding number of Preferred Shares represented by the Preferred Shares may be less than the number of Preferred Shares stated on the face of the Preferred Shares . (b) Lost, Stolen or Mutilated Preferred Share Certificate . Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destrnction or mutilation of a Preferred Share Certificate (as to which a written ce 11 ification and the indemnification contemplated below shall suffice as such evidence}, and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Holder to the Company in customary and reasonable fonn and, in the case of mutilation, upon surrender and cancellation of such Preferred Share Certificate, the Company shall execute and deliver to such Holder a new Pret'tmed Share Certificate (in accordance with Section 20 (d)) representing the applicable outstanding number of Preferred Shares . (e) Preferred Share Certificate and Book - Entries Exchangeable for Different Denominations and Forms . Each Preferred Share Certificate is exchangeable, upon the surrender hereof by the applicable Holder at the principal office of the Company, for a new Preferred Share Certificate or Preferred Share Certificate(s) or new Book - Entry (in accordance with Section 20 (d)) representing, in the aggregate, the outstanding number of the Preferred Shares in the original Preferred Share Certificate, and each such new Preferred Share Certificate and/or new Book - Entry, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Preferred Sbare Certificate as is designated in writing by such Holder at the time of such surrender . Eacb Book - Entry may be exchanged into one or more new Preferred Share Certificates or split by the applicable Holder by delivery ofa written notice to the Company into two or more new Book - Entries (in accordance with Section 20 (d)) representing, in the aggregate, the outstanding number c ; ,f the Preferred Shares in the original Book - Entry, and each such new Book - Entry and/or new Preferred Share Certificate, as applicable, will represent such portion of such outstanding number of Preferred Shares from the original Book - Entry as is designated in writing by such Holder at the time of such sunender . (d) Issuance of New Preferred Share Certificate or Book - Entry . Whenever the Company is required to issue a new Preferred Share Certificate or a new Book - Entry pursuant to the terms of this Certificate of Designations, such new Preferred Share Certificate or new Book - Entry (i) shall represent, as indicated on the face of such Preferred Share Ce 11 ificate or in such Book - Entry, as applicable, the number of Preferred Shares remaining outstanding (or in the case of a new Preferred Share Certificate or new Book - Entry being issued pursuant to Section 20 (a) or Section 20 (c), the number of Preferred Shares designated by such Holder) which, 24 when added to the number of Preferred Shares represented by the other new Preferred Share Certificates or other new Book - Entry , as applicable, issued in connection with such issuance, does not exceed the number of Prcfcn - ed Shares remaining outstanding under the original Preferred Share Certificate or original Book Ent 1 y, as applicab l e, immediately prior to such issuance of new Preferred Share Certificate or new Book Ent 1 y, as applicable, and (ii)shall have an issuance date , as indicated on the face of such new Preferred Share Ce 11 ificatc or in such new Book - Enny , as applicable, which is the same as the issuance date of the original Preferred Share Certificate or in such original Book - Entry, as app li cable . 21. Remedies . Characterizations . Other Obligations . Breaches and Injunctive Relief . The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations and any of the other Transaction Documents , at law or in equity (including a decree of specific pcrfonnance and/or other injunctive relict), and nothing herein shall limit any Holder ' s right to pursue actual and consequential damages for any failure by the Company to comply with the te 1111 S of this Certificate of Designations . No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall ope r a t e as a waiver thereof ; nor shall any single or partial exercise by such Holder of any right, power or remedy preclude any other or further exercise thereof o r the exercise of any other right, power or remedy . ln addition, the exercise of any right or remedy of a Holder at law or equity or under this Certificate of Designations or any of the documents shall not be deemed to be an election of such H older's rights or remedies under such documents or at law or equity . The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein . Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Holder a nd shall not , except as expressly provided herein, be subject to any other obligation of the Company (or tbc performance thereof) . No failure on the part of a Holder to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof : nor shall any single or partia l exercise by such Holder of any right, power or remedy prec lu de any other or further exercise thereof or the exercise of any other Tight, power or remedy . Tn addition, the exercise of any right or remedy of any Holder at law or equity or under Preferred Shares or any of the documents shall not be deemed to be an election of such Holder's rights or remedies under such documents or at law or equity . The Company acknow l edges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate . The Company therefore agrees that, in the event of any such breach or threatened breach, each Holder shall be entitled, in addition to all other available remedies . to specific perfom 1 ance and/or temporary, preliminary and pennanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and witbout posting a bond or other security . The Company shall provide all infom,a t ion and documentation to a Holder that is requested by such Holder to enable such Holder to confLrm the Company's compliance with the tcm 1 s and conditions of this Certificate of Designations . 22. Payment of Collection, Enforcement and Other Costs . If(a) any Pr eferred Shares are placed in the hand s of an attorney for collection or enforcement or is collected or enforced through any l egal proceeding or a Holder otherwise takes action to collect amounts due under thi s Certificate of Designations with respect to the Prefened Shares or lo enforce the provisions of this Certificate of Designations or (b) there occurs any bankruptcy, reorganization, receivership ofthc Company or other proceedings affecting Compa n y creditors· rigbts and involving a claim under this Certificate of Designations , then the Company shall pay the costs incurred by such Holder for such collection, enforcement or action or in c - onoection with such bankruptcy, reorganization . receivership or other proceeding, inc l uding, without limitation . attorneys' fees and disbursements . The Company expressly acknowledges and agrees that no amounts due under this Certificate of Designations with respect to any Preferred Shares shall be affected, or limited, by the fact that the purchase price paid for each Preferred Share was less than the original Stated Value thereof 23. Construction : Headings . This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Holders and shall not be construed against any such Person as the drafter hereof . The headings of this Certificate of Designations are for convenience of reference and shall not fom 1 part of, or affect the interpretation of, this Certificate of Designations . Unless the context clea rl y indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural fo 1111 s thereof . The terms "including," "includes,'' "include" and words of like import shall be construed broadly as if followed by the words "without limitation . " The terms "herein . " "hereunder," "hereof' and words of like import refer to this entire Certificate of Designations instead of just the provision in which they are found . Unless expressly indicated otherwise, all section 25 references arc to sections of thjs Certificate of Designations . Terms used in this Certificate of Designations and not otherwise defined herein, but defined in the other Transac ti on Documents, shall have the meanings ascribed to such terms on the Initial Issuance Date in such other Transaction Documents unless otherwise consented lo in wri t i n g by the Required Holders . 24. Fajlurc or I ndulgence Not Waiver . No failure or de l ay on the part of a Holder in the exe r cise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power , right or privilege preclude other or further exercise thereof or of any other right, power or p r ivilege . No waiver shall be effective unless it is in writing and signed by an autho r ized representative of the waiving party . This Certificate of Designations shall be deemed lo be jointly drafted by the Company and all Holders and sl 1 all not be const ru ed against any Person as the drafter hereof . Notwithstanding th e foregoi n g, nothing contained in th i s Section 24 shall permit any waiver of any provision of Sect i on 4 (d) . 25. Dispute Resolution. (a) Submiss i on to Dispute Resolution. (i) In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price , an Altematc Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation . a dispute relating to the determination of any of the foregoing), the Company or the applicable Holder (as the case may be ) shall submit the dispute to the other party via electronic mail (A) ifby the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (8) i f by such Holder at a n y time after such Holder learned of the circumstances giving rise to such dispute . If such Holder and the Company are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price , such Conversion Price , such Alternate Conversion Price , such V \ 1 / AP or such fair market va l ue, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second ( 2 nd ) Business Day following such initial notice by the Company or such Holder (as t he case may be) of such dispu t e to the Company or such Holder (as the case may be), then such I!older may . at its sole option, select an independent, reputable investment bank to reso lv e such dispute . (ii) Such Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance wi t h the first sentence of this Section 25 and (B) written documentation supporting its position with respect to such dispute, in each case . no later than 5 : 00 p . m . (New York time) by the fifth ( 5 1 h ) Business Day immediately following the date on which such Holder selected such investment bank (the .. Di sp ut e Submission D ea dlin e " ) (the documents referred to in the immediately preceding clauses (A) and (8) arc collectively referred to herein as the " Required Di s put e Docum e ntation ") (it being understood and agreed that if eit h er such Holder or the Company fails to so deliver a ll of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled 10 (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect 10 such dispute and such investment bank shall resolve such djspute based solely on t he Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline) . Unless otherwise agreed to in w r iting by both the Company and such Holder or otherwise requested bysuch investment bank, neither the Company nor such Holder shall be entitled to deliver or submit any written documentation or other support 10 such investment bank in connection wi th such dispute (other than the Required Dispute Documentation) . (iii) The Company and such Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and such Holder of such resolution no later than ten ( I 0 ) Business Days immediately following the Dispute Submission Deadline . The fees and 26 expenses of such investment bank shall be borne solely by the Company, and such investment bank's resolution of such dispute shall be final and binding upon all parties absent manifest error. (b) Miscellaneous . The Company expressly acknowledges and agrees that (i) this Section 25 constitutes an agreement to arbitrate between the Company and each Holder (and constitutes an arbitration agreement) under † 7501 , et seq . of the New York Civil Practice Law and Rules ("CPLR") and that any Holder is authorized to apply for an order to compel arbitration pursuant to CPLR † 7503 (a) in order to compel compliance with this Section 25 , (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Stock occurred under Section 8 (a), (B) the consideration per share at which an issuance or deemed issuance of Common Stock occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Stock was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement . instrument , security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the tenns of this Certificate of Designations and each other applicable Transaction Document shall serve as the basis for the selected investment bank's resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank detennines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such djspute such investment bank shall apply such findings, determinations and the like to the terms of this Certificate of Designations and any other applicable Transaction Documents, (iv) the applicable Holder (and only such Holder with respect to disputes solely relating to such Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 25 to any state or federal court sitting in The City of New York, Borough of Manhattan, New York, in lieu of utilizing the procedures set forth in this Section 25 and (v) nothing in this Section 25 shall limit such Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 25 ) . 26. Notices; Currency; Payments. (a) Notices . The Company shall provide each Holder of Preferred Shares with prompt written notice of all actions taken pursuant to the tenns of this Certificate of Designations, including in reasonable detail a description of such action and the reason therefor . Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 9 (() of the Securities Purchase Agreement . The Company shall provide each Holder with prompt written notice of all actions taken pursuant to this Certificate of Designations, including in reasonable detail a description of such action and the reason therefore . Without limiting tbe generality of the foregoing, the Company shall give written notice to each Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any grant, issuances, or sales of any Opt i ons, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or Liquidation, provided in each case that such infonnation shall be made known to the public prior to or in conjunction with such notice being provided to such Holder . (b) Currency . All dollar amounts referred to in this Certificate of Designations are in United States Dollars ("U . S . Do ll ars "), and all amounts owing under this Certificate of Designations shall be paid in U . S . Dollars . All amounts denominated in other currencies (if any) shall be converted into the U . S . Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation . "Exchange Rate " means , in relation to any amount of ctmency to be converted into U . S . Dollars pursuant to this Certificate of Designations , the U . S . Dollar excbange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time) . (c) Payments . Whenever any payment of cash is to be made by the Company to any Person pursuant to this Certificate of Designations, unless othe 1 wisc expressly set forth herein , such payment shall be made 27 in lawful money of the United States of America by wire transfer ofimmediately ava i lable funds pursuant to wire transfer instructions that Holder shall provide to the Company in writing from time to time . Whenever any amount expressed to be due by the terms of this Certificate of Designations is due on any day which is not a Busine . ss Day , the same shall instead be due on the next succeeding day which is a Business Day . Any amount due under the Transaction Documents which is not paid when due (except to the extent such amount is simultaneously accruing Dividends at the Default Rate hereunder) shall result in a late charge being incun - cd and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent ( 15% ) per annum from the date such amount was due until the same is paid in fuH (" Lat e Charge") . 27. Waiver of Notice . To the extent permitted by law, the Company hereby irrevocably waives demand, notice , presentment , protest and all other demands and notices in connection with the delivery , acceptance , performance , default or enforcement of this Certificate of Designations and tho Secw - itics Purchase Agreement . 28. Governing Law . This Certificate of Designations shall be construed and enforced in accordance with, and all questions concerning the constmction, validity, interpreta t ion and performance of this Certificate of Designations shall be governed by , the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada . Except as otherwise required by Section 25 above , the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitt·ing in The City of New York . Borough of Manhattan, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein , and hereby irrevocably waives, and agrees not to assen in any suit , action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper . Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner petmitted by law . Nothing contained herein shall be deemed to limit in anyway any right to serve process in any manner pennitted by law . Nothing contained herein (i) shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to such Holder , to realize on any collateral or any other security for s uch obligations, or to enforce a judgment or other court ruling in favor of such Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 25 above . THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RJGHT IT MAY HAVE TO, AND AGREES NOT TO REQ UES T , A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS CERTIFICATE OF DESIGNATIONS OR ANY TRANSACTION CONTEMPLATED HEREBY . 29. Judgment CtHTency. (a) If for the purpose of obtaining or enforcmg judgment against the Company in any court in any jurisdiction it becomes necessary to convert into any other currency (such other cu 1 Tency being hereinafter in this Section 29 referred to as the "Judgment Currency") an amount due in U . S . dollars under this Certificate of Designations, the conversion shall be made at tbe Exchange Rate prevailing on the Trading Day immediately preceding : (i) the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other juiisdiction tha t will give effect to such conversion being made on such date : or (ii) the date on which the foreign court detennines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 29 {a)(ii) being hereinafter r eferred to as the " Jud g ment Conversion Date") . (b) If in the case of any proceeding in the court of any jurisdiction referred to in Section 29 (a)(ii) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amoui 1 t due, the applicable party shall pay such adjusted amoun t as may be necessary to ensure that the amoun t paid in the Judgment Currency . when converted at the Exchange Rate prevailing on the date of payment , will produce the amount of US dollars which could have been purchased 28 with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date. (c) Any amount due from the Company under this provision shal l be due as a separate debt and shall n ot be affected by judgment being obtained for a n y other amoun t s due under or in respect of tJ 1 is Certjficate of Designations . 30 . Severability . I f any provision of this Certificate of Designations is prohibited by l aw or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable . and the invalidity or unenforceability or such provision shall not affect the validity of the remaining provisions of this Certificate of Designations so long as this Certificate of Designations as so modified continues to express, without material change, the original intentions of the parties as to the subject matt et hereof and the prohibited nature, invalidity or unenforccability of the provision(s) in question does not substantially impair t . he respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties . The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid orunenforceable provision(s) . 3 l . Maximum Payments . Without limiting Section 9 (c) of the Securities Purchase Agreement, nothing contained herein shall be deemed to establish or require the payment of a rate of interest or o t her charges in excess of the maximum pem 1 itted by applicable law , ln the event that the rate of interest requ i red to be paid or other charges hereunder exceed the maximwn permitted by such law, any payments in excess of such maximum shall be credited against amoun t s owed by the Company Lo the applicable Holder and thus refunded to the Company . 32. Stock11older Matters; / \ mendment, (a) Stockholder Matters . Any stock h older action, approval or consent required, desired or o t herwise sought by the Company pursuant to the NRS, the Articles of Incorporation, this Cenificate of Designations or otherwise wit h respect to the issuance of Preferred S h ares may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the NRS . This provision is intended to comply with the applicable sections of the NRS pem 1 itting stockholder action, approval and consent affected by written consent in lieu of a meeting . (b) Amendment . Except f or Section 4 (d)(i), which may not be amended or waived hereunder, this Certificate of Designations or any provision hereof may be amended by obtaining the affirmative vote at a meeting duly called for such purpose, o r wr i tten consent without a meeting in accordance with the NRS, of the Required Holders, voting separately as a single class, and with such ot h er stockholder approval . if any, as may then be required pursuant to the NRS and the Arbcles oflncorpo r a t ion . 33. Certain Defined Tenns . For purposes of this Cenificate of Designations, tbc following t erms shall h ave the following meanings : (a) " 1 933 Act'' means the Securities Act of 1933, as amended, and t h e rules and regulations thereunder. 29 (b) regulations thereunder. " 1 934 Act'' means t.he Securities Exchange Act of 1934, as amended, and the rules and (c) "A ddi t ion a l Am o u nt " means, as of the applicab l e date of detenninaiion, with respect to each Preferred Share, all accrued and unpaid Dividends on such Preferred Share . (d) " Adj u s tment R i g ht " means any right g r anted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sa l e in accordance with Section S(a)) of shares of Common Stock (other than rights of the type descr i bed in Section 7 (a) h ereof) that could result in a decrease in the net consideration received by Lhe Company in connection with, or with respect to. such securities (incl udin g, without limit atio n , any cash settlement rights. cash adjustme nt or other s imilar ri g hts ). (e) ''A ffiliat e '' or ' ' A ffili a t e d " means, with respect to any Person , any other Person that directly o r indirectly conlrols, is controlled by , or is under common control with, such Person, it being understood for purposes of this definition that "control'' of a Person m eans the power directly or indirectly ei th er to vote I 0 % or mor e of the stock having ordinary vot ing power for the e l ection of directors of such P erson or direct or cause the direc t ion of the management and policies of such Person whether by contract or otherwise . (f) " Alt e rn a t e Conversion Floor Amount'' means an amount in cash, to be delivered by wire transfe r of immediately availab l e funds pursuant to wire instructions delivered to the Company by the Holder in writing, equal to the product obtained by multiplying (A) the higher of([) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and ( II ) the applicable Alternate Conversion Price and (8) th e difference obtained by subtracting ( I ) the number of shares of Common Stock delivered (or to be delivered) to the Holder on the applicable Sha re Delivery Deadline wi th re spect to suc h A lt erna te Conversion from (11) the quotient obtained by dividing (x) the applicable Conversion Amount that tJ 1 e Holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price without giving effect to clause (x) of such definition . (g) " A l t e rn a t e Conversion Pric e" means, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 80 % of the lowest VWAP of the Common S t ock of any Trading Day during the twenty (20) consec uti ve Trading Day period ending and including th e Trading Day immediately preceding the delivery or deemed delivery of the app li cab le Conversion Notice (such period , the ''Alternate Co n version Measuring Period") . J \ 11 such detcrn 1 ina 1 ions to be appropriately adjusted for any stock di viden d , stock split, stock combination, reclas s ification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring P eriod . (h) " Approv e d Stock Plan " means any employee benefit plan or agreement which has been approved by the Board prior to or subsequent to the Subscription D ate pursuant to which shares of Common Stock and standard options to purchase Common Stock may be issued to any employee . officer, consultant or director for services provided to the Company in their capacity as such . (i) ' ·A ttribution Parti es ' ' means, collectively , the following Persons and entities : ( i ) any investment vehicle, including, any funds, feeder funds or man aged accounts, currently, or from time to time after the lnitial I ssuance Date, directly or indirectly managed or advised by a Holder's investment manager o r any of its Affiliates or principals, (ii) any direct or indir ect Affiliates of suc h Holder or a n y of the foregoing, (iii) any P erson acting Or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Person s whose beneficial ownership of the Company's Common Stock would or could be aggregated with such Holder 's and the other Attribution Parties for purposes of Section 13 (d) of the 1934 Ac t . For clarity, the purpose of the foregoing is to subject co llectively such Hold e r and all other Attribution Part i es to the Maximum P ercentage . (j) " Bl oombe r g ' ' means Bloomberg, L.P. (k) " B ook - E ntr y " mean s each entry on the Register evidencing one or mo r e Preferred Shares held by a lloldcr in li eu ofa Preferred Share Ce r tificate issuable hereunder . {I) " Bu siness Da y" means any day ot h er than Saturday, Sunday or other day on which commercial banks in The City of New York are autho ri zed or required by law to remain closed ; provided, however, for clarification , commercial bank s sha ll not be deeme d to be authorized or requi r ed by law t o remain closed due to "stay at home'', "shelter - in - place", "non - essential employee" or any other similar o rd ers or restrictions or the closu r e of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally arc open for use by customers on such day . 30

(m) "C han ge of C on tro l " means (a) any Fundamental l'ransactioh other than (i) any merger of the Company or any of its, direct or indirect, wholly - owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Common Stock in which holders of the Compauy's voting power immediately prior to such reorganization, recapita l ization or reclassification continue after such reorganizat 1 on, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, arc, in all material respects, the holders of the voting power of the surviving entity (or entities wi t h the author i ty or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, (i i i) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its Subsidiaries or (iv) bona fide ann's length sales or acquisitions by the Company (including, without l imitation , the sa l e by the Company of its Computex business) with one or more third parties as long as holders of the Company's voting power as of the Issuance Date continue after such sale or acquisition to hold publicly traded securities and, directly or indirectly, arc, in all material respects, the holders of at least 51 % of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of dfrectors (or their equivalent if other tllan a corporation) of such entity or entities) after such sale or acquisition or (b) individuals who constitute the Continuing Directors, taken together, ceasing for any r eason to constitute at least a majority of the Board . (n) "C h a n ge of Co ntro l Redemption Pr em ium " means 125% ; provided that, in the case of ah Involuntary Change of Contro l , the Change of Control Redemption Premium means 300% . (o) " C l os in g Bid Pric e " and " Clo s in g Sa l e Pri ce'' means, for any security as of any date, the l ast closing bid price and last closing trade price, respectively , for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does no t designate the c l osing bid price or the c l osing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4 : 00 : 00 p . m . , New York time, as reported by Bloomberg , or, if the Principal Market is not the principal secmities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over - the - counter market on the elecrronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is r eported for such security by Bloomberg , the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its func t ions of reporting prices) . l fthe Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually detem 1 ined by the Company and the Required Holder . If the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25 . All such detenninations shall be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions duringsuch period . (p) " C l os in g D a t e" sha ll have the meaning set forth in the Securitjcs Purchase Agreement, wh i ch date is the date the Company in i tially issued the Preferred Shares and the Warrants pursuant to the terms of the Securities Purchase Agreement . (q) ' ' Co mmon Stock" means (i) the Company's shares of common stock, $ 0 . 0001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock . (r) "Co ntin ge nt Obli ga tion " means, as to any Person, any direct or indirect liability , contingent or o t h erwise, of tha t Person with respect to any I nd ebte dness, lease , dividend or other obligation of anothe r Person if the primary purpose or intent of the Person incun'ing such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be comp l ied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto . (s) "Co nt i nu i n g Di re ctor s " means the directors of the Company on the date hereof and each o t her director, if, in each case, such other director is nominated for election by the Board a majority of whom are 31 directors on the date hereof or whose election or nomination for e l ection was approved by one or more of such directors . (t) "C on ve r s i o n F l oor Price Co nditi o n ' ' means that the relevant Alternate Conversion Price is being detem 1 ined based on clause (x) of such definition . (u) ''C on ver tibl e Securities" means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock . (v) " Di vi d e nd Da t e' ' means January l, April I, July I and October I of each calendar year, with the first Dividend Date being October I , 2025 . (w) ' ' Di vi d e nd Rate" means seven percent ( 7 . 0% ) per annum, as may be adjusted from time to time in accordance with Section 2 . {x) '' E ligibl e Ma rk e t " means The New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market. (y) "E qui ty Conditions" means, with respect to a given date of detennination : (i) on each day during the period beginning thirty Trading Days prior to such applicable date of determination and ending on and including such applicable date of detcm 1 ination all shares ofComrnon Stock issuable upon conversion of the Prefe 1 Te<l Shares shall be eligible to be resold by the Holders without restriction or any legend under any applicable federal or state securities laws (in each case, disrega r ding any limitation On conversion of the Preferre<l Shares, o t her issuance of securities with respect to the Preferred Shares) ; (ii) on each day during the period beginning thirty Trading Days prior to the applicable date of detem,ination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), the Common Stock (including all shares of Common Srock issued or issuable upon conversion of the Preferred Shares and exercise of 1 he Warrants) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall dclisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice , appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable ; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Preferred Shares on a timely basis as set forth in Section 4 hereof and all other shares of capital stock required to be delivered by the Company on a timely basis as set forth in the other Transaction Documents ; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this detennination) may be issued in full without violating Section 4 (d) hereof ; (v) any shares of Common Stock to be issued in connection with the event requiring detennination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligib l e Market on which the Common Stock is then listed or designated for quotation (as applicable) ; (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, te 1111 inated or consummated ; (vii) none of the llolders shall be in possession of any material, non - public information provided to any of them by the Company , any of , its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like ; (viii) on each day during the Equity Conditions Measuring Period, tl 1 e Company othe r wise shall have been in compliance with each, and shall not have broached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation , the Company shall not have failed to timely make a 11 y payment pursuant to any Transaction Document ; (ix) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure or Price Failure as of such applicable date of detennination ; (x) on the applicable date of detem 1 ination (A) no Authorize d Share Failure shall exist or be continuing and the applicable Required Reserve Amount of shares of Common Stock 32 are available under the Articles of Incorporation of the Company and reserved by the Company to be issued pursuant to this Articles of Designations and the Warrants and (8) all shares of Common Stock to be issued in connection with the event requiring this determination may be issued in full without resulting in an Authorized Share Faj l ure ; (xi) on each day during the Equity Conditions Measuring Period , there shall not have occurred and there shall no t exist a Triggering Event or an event that with the passage of time or giving of notice would c . onstitute a Triggering Event ; or (xii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market . (z) "Equity Con dition s Failure'' means that with re s pect to any dat e of determination, on any day during the thirty Trading Day period ending on, and including, such date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder) . (aa) "Event Market Price" means, with respect to any Stock Combination Event Date , the lower of (i) the Conversion 'rrice in effect immediately after such Stock Combination Event Date (and, for the avoidance of doubt, as adjusted following such Stock Combination Event Date as set forth herein), and (ii) the lowest VW AP of the Common Stock during the eleven (I l) Trading Day period commencing on the fifth ( 5 th) Trading Day immediately preceding the date of such Stock Combination Event Date and ending on the fifth ( 5 t h) Trading Day immediately following the Stock Combination Event Date . (bb) "Ex clud ed Securities " means (i) shares of Common Stock or standard options to pmchase Common Stock issued to directors, officers or employees of the Company for services rendered to the Company in their capacity as such pursuant to an Approved Stock Plan (as defined above ), provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not , in the aggregate, exceed more than 5 % of the Common Stock issued and outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increa se the number of shares issuable thereunder and none of 1 he terms or conditions of any such options arc otherwise materially changed in any manner that adversely affects any of the Buyers (as defined in the Securities Purchase Agreement) ; (ii) shares of Common Stock issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the Subscription Date, pro v ided that the convers i on price of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that arc covered by clause (i) above) is not lowered (other than in accordance with the tenns thereof in effect as of the Subscription Date) from the conversion price in effect as of the Subscription Date (whether pursuant to the terms of such Convertible SectLrities or otherwise), none of such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the tenns or conditions of any such Convertible Securities (other than standard options to purchase Common Stock issued pursuant to ao Approved Stock Plan that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers ; (iii) the shares of Common Stock issuable upon conversion of the Preferred Shares or otherwise pursuant to the terms of this Certificate of Designations ; prov i ded, that the tcnns of this Certificate of Designations are not amended, modified or changed on or after the Subscription Date (o ther than in accordance with the terms thereof , including antidilution adjustments pursuant to t he tenns thereof in effect as of the Subscription Date) , and (iv) the shares of Common Stock issuable upou exercise of the Warrants ; provided, that the tcnns of the Warrants are not amended, modified or changed on or after the Subscription Date (other than antidilution adjustments pursuant to the terms thereof in effect as of the Subseliption Date) . (cc) " Floor Price" means the lower of (i) $ 1 . 00 (or s \ 1 ch lower amount as pem 1 itted , from tim e to time , by the Principal Market) and (ii) 20 % of the "Minimum Price" (as defined in Rule 5635 of the Rule of the Nasdaq Stock Market) on the Stockholder Approval Date (as d efined in the Securities Purchase Agrec 1 ) 1 ent) (or such lower amount as pennined , from time to time, by the Principal Market) ; in each case, subject to adjustment for stock splits, stock dividends , stock combi . oations, recapitalizations or other similar events . (dd) ' ' F und ame nt al Transaction " means (A) that the Company shall, directly or indirectly , including through subsidiaries, Affiliates or otherwise, in one or more related transactions , (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity , or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its 33

"significant subsidiaries" (as defined in Rule 1 - 02 of Regulation S - X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, t ender or exchange offer that is accepted by the holders of a t least either (x) 50 % of the outstanding shares of Common Stock, (y) 50 % of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding ; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase , tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13 d - 3 under the I 934 Act) of at least 50 % of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation , a reorganization, recapitalization, spin - off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, in any transaction or series or related transactions, acquire, either (x) at least 50 % of the outstanding shares of Common Stock, (y) at least 50 % of the outstanding shares of Common Stock ca l c ula t ed as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding ; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule l 3 d - 3 under the 1934 Act) of at least 50 % of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in on e or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be o r become the "beneficial owner" (as defined in Rule l 3 d - 3 under the t 934 Act), directly or indirectly, whethe r through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, cor 1 solidation, business combination, reorganization, recapitalization, spin - off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at l east 50 % of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50 % of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by aJl such Subject Entities as of the date of this Certificate of Designations calculated as if any shares of Common Stock beld by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other stockholders of the Company to surrender their shares of Common Stock without approval of the stockholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured iu a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any ponion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction . (ce) "GAAP" means United States generally accepted accounting principles, consistently applied. (ff) "G rou p" means a ' • group" as that term is used in Section 13 (d) of the 1934 Act and as defined in Rule I 3 d - 5 thereunder . (gg) " H o ld er Pro Rata Amount" means, with respect to any Holder, a fraction (i) the numerator of which is the number of Prcfc 1 Ted Shares issued to such Holder pursuant to the Securities Purchase Agreement on the Initial Issuance Date and (ii) the denominator of whic . h is the number of Preferred Shares issued t o all Holders pursuant to the Securities Purchase Agreement on the Initial Issuance Date . (hh) " Ind e b te d ness " means of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, "capital leases" in accordance with United States generally accepted accounting principles consistently applied for the periods covered thereby (orher than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instrnmcnts, (D) all obligations evidenced by notes, bonds, debentures or similar in s truments , including obligations so evidenced incu 1 Ted in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other t i tle retention 34 agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller o r bank under such agreement in the event of default arc limited to repossession or sale of such property ), (F) all monetary obligations under any lea s ing or similar a 1 Tangemcnt which, in connection with United States generally accepted accounting p r inciples , consistently applied for the periods covered thereby, is classified as a capital lease , (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right , contingent or otherwise, to be secured by) any mortgage, deed of trust , lien, pledge, charge, security interest or other encumbrance of any nature whatsoever in or upon any property or assets (including accounts and contract rights) with respect to any asset or property owned by any Person , even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations ofothers of the kinds referred to in clauses (A) through (G) above . (ii) " Int e ll ect ual Property R ig ht s " means, with respect to the Company and its Subsidiaries, all of their rights or licenses to use all trademarks, trade names , service marks . service mark registrations, service names, original works of authorship , patents, patent rights, copyrights, inventions , licenses , approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor . (jj) " ln vest m e nt " means any beneficial ownership (includiug stock, partnership or limited liability company interests) of or in any Person , or any loan , advance or capital contribution to any Person or the acquisition of all, or substantially all , of the assets of another Person or the purchase of any assets of another Person for greater than the fair market value of such assets . (kk) " In vo lunt ary C h a n ge of Control'' means a Change of Control that is not within the Company's control, including not approved by the Company's Board of Directors . (11) " Liq u id a ti o n E ve nt " means, whether in a single transaction or series of transactions, the voluntary or involuntary liquidation , dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its Subsidiaries, taken as a whol e . (mm) "Make - Whole Amount" means , as of any given date and as applicable , i n connection with any redemption or other repayment hereunder , an amount equal to the amount of additional Dividends that would accrue under this Certificate of Designations at the Dividend Rate then in effect assuming for calculation purposes U 1 at the aggregate Stated Value underlying the Preferred Shares as of t he Closing Date remained outstanding through and including the Maturity Date . (nn) "Mate ri a l Adverse Effec t " means any material adverse effect on the business , properties, assets, liabilities , operations, results of operations , condition ( financial or otherwise) or prospects of the Company and its Subsidiaries, if any, individually or taken as a whole , or on the transactions contemplated hereby or on the other Transaction Documents (as defined below) , or by the agreements and instruments to be entered into in connection therewith or on the authority or ability of the Company to perfonn its obligations under the Transaction Documents . (oo) " Ma turi ty Date" shall mean February 19 , 2027 ; provided, however, the Maturity Date may be extended upon the mutual consent of a Holder and the Company with respect to such Holder ; and provided further , however , the Maturity Date may be extended at the option of a Holder with respect to such Holder (i) in the event that , and for so long as, a Triggering Event shall have occurred and be continuing or any event shall have occurred and be contfouing that with the passage of rime and the failure to cure would result in a Triggering Event or (ii) through the date that is twenty (20) Business Days after the consummation of a Fundamental Transaction in the event that a Fundamental Transaction is publicly announced or a Change of Control Notice is delivered prior to the Maturity Date, provided further that if a Holder elects to convert some or all of its Preferred Shares pursuant to Sec t ion 4 hereof, and the Conversion Amount would be limited pursuant to Section 4 (d) hereunder, the Maturity Date shall automatically be extended until such time as such provision shall not limit the conversion of such Preferred Shares . (pp) ' ' Ma turi ty Redemption P r e mium " means I 06%. 35

(qq) " Option s" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities . (rr) " Par e n t Entity" of a Person means an entity that, directly or indirectly, controls the applicable P erson and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction . (ss) " Permitt e d Ind e bt e dn ess " means (i) Tndcbtedness ex 1 stmg on April 30 , 2025 , and reflected on lhe Company's balance sheet included in t he Company's Annual Repo 1 i on Fotm 10 - K filed with the SEC on August 1 1 , 2025 , (ii) Indebtedness secured by Permitte<l Liens or unsecured but as described in clauses (iv) and (v) of the definition of Permitted Liens, (iii) Indebtedness assumed by the Company in connection with any strategic merger transaction, including, without limitation, a reverse merger, and (iv) if(x) the Stockholder Approval Date haS occurred, and (y) less than 5 , 250 P referred Shares remain outstanding, the Permitted Senior Indebtedness . (tt) " Permitt e d Liens" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen·s liens, mechanics' liens and other similar l iens , arising in the ordinary course of business wit h respect t o a liability that is not yet due or delinquent or that are being contested in goo<l faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Tndcbtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, o r (8) existing on such equipment al the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvemen t s thereon, and the proceeds of such equipment, in either case, with r espect to Indebtedness in an aggregate amount not to exceed $ 150 , 000 , (v) Liens incurred in connection with the extension, renewa l or refinancing of the Indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewa . l or replacement Lien sha ll be limited lo the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refmanced does not increase, (vi) L iens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection wi t h the importation of goods, (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting a Triggering Even t under Section 5 (a)(vii) and (viii) Lieus with respect to the Pennitted Senior Indebtedness . (uu) ' ' P e rmitt e d Senior Ind e bt e dn ess " means non - convertible Indebtedness issued pursuant to a credit facility with a bank or similar financial institution with no principal payments required prior to the 91 st calendar day after the Maturity Date, provided, however, that the aggregate outstanding principal amount of such Indebtedness pem 1 itted hereunder does not at any rime exceed $ 10 million ; provided, further, however, no Permitted Senior Indebtedness shall pennit the lender to accelerate such Permitted Senior Indebtedness as a result of the occurrence of any Triggering Event hereunder or the H o l der's delivery of a Triggering Event Redemption Notice . (vv) " Pe r s on " means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department o r agency thereof . (ww) " Pri ce Failure" means, with respect to a panieular date of determination, the VWAP of the Common Stock on any Trading Day during the twenty (20) Trading Day period ending on the T rading Day immediately preceding such date of determination fails to exceed the Floor Price (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occun·ing after the Subscription Date) . All such detem 1 inations to be appropriately adjusted for any stock splits, s t ock dividends, stock combinations, recapitalizations or other si m i l ar transactions during any such measuring period . (xx) " Princip a l M a rke t " means the Nasdaq Capita l Market. (yy) " R e d e mption Notices" means, collectively, the Triggering Events Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually , a "Redemption Notice . " 36

(zz) 37 " Re d e mpt io n Pr e mi um " means 130%. (aaa) " R e d e mpti o n Pri ce s" means, collectively, any Triggering Event Redemption Price and Change of Control Redemption Price and each of the foregoing, individually, a '' Redemption Price . " (bbb) "SEC" means the United States Securities and Exchange Co mmission or the successor thereto. (ccc) '' Secur it i es Purchase Agreement'' means that certain securities purchase agreement by and among the Company and the initial holders of Preferred Shares, dated as of the Subscription Date, as may be amended from time in accordance with the terms thereof . (ddd) " S t a t e d Va lu e " shall mean S 1 , 000 per share, subject 10 adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Initial Issuance Date with respect to the Preferred Shares . (eec) "S ubsc ri ptio n D a t e " means August 17, 2025 . (fff) " S u bjec t E nti ty " means any Person, Persons or Group or any Affiliate or associate of any such Person , Persons or Group . (ggg) " Su b s i d i ar i es" shall have the meaning as set fonh in the Securities Pur chase Agreement. (hhh) " S u ccessor Entity'' means the Person (or, ifso elec t ed by the Required Holders, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Required Holders, the Parent Entity) with which such Fundamental Transaction shall have been e ntered into . (iii) " T r a din g Day" means , as applicable, (x) with respect lo all price or trading volume detcm 1 ina 1 ions relating to the Common Stock, any dayon which the Common Stock is traded on the Principal Market, or, if the Prin cipal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Commo n Stock is then trad ed, provided that 'Tradi ng Day" shall not include any day on which the Common Stock is sc heduled to trade on such exchange or market for less than 4 . 5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on s uch exchange or market (or if such exchange or market docs not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4 : 00 : 00 p . m . , 1 ew York llme) unless such day is otherwise designated as a Trading Day in writing by the applicable Holder or (y) with respe c t to all detenninations other than price detem,inations relating to the Common Stock , any day on which The New York Stock Exchange (or any successor thereto) is open fo r trading of securities . (jjj) " Tra n sac t ion Docum e n ts " means the Securities Purchase Agreement, this Certificate of Designations, the Warrants and each of the other agreements and instrume 11 ts entered into or delivered by the Company or any of the Holders in con nection with the transactions contemplated by the Securities Purchase Agreement , all as may be amended from time to time in accordance with tbc tenns thereof . (kkk) '' V o lum e Failure" means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period , the "Volume Failure Measuring Period"), is less than $ 1 , 000 , 000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subseription Date) . (Ill) " VWAP " means, for any security as of any date , the dollar volume - weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) . during the period beginning at 9 : 30 a . m . , New York time, and ending at 4 : 00 p . m . , New York time , as reported by Bloomberg through its '"VA P'' function (set to 09 : 30 start time and 16 : 00 end time) or, if the foregoing does not apply, the dollar volume - weighted average pric - c of such security in the over - the - counter market on the electronic bulletin board for such security during the period beginning at 9 : 30 a . m . , New York time, and ending at 4 : 00 p . m . , New York time, as reported by Bloomberg, or, ifno dollar volume - weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as repo 11 ed in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices) . If the VW AP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually detennined by the Company and the Required Holders . Tf the Company and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 25 . AU such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period . (mmm) "Wa rr a nt s" has the meaning ascribed tosuch tem1 in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof. (nnn) "Warr a nt Shares" means, collectively, the shares of Common Stock issuable upon exercise of the Warrants. 34. Disclosure . Upon receipt or delivery by the Company of any notice in accordance \ yjth the terms of this Certificate of Designations, unless the Company has in good faith detcnnined that the matters relating to such notice do not constitute material, non - public infonnation relating to the Company or any of its Subsidiaries, the Company shall on or prior to 9 : 00 am, New York city time on the Business Day immediately following such notice delivery date, publicly disclose such material , non - public infom 1 ation on a Current Report on Form 8 - K or otherwise . !n the event that the Company believes that a notice contains material , non - public infonnation relating to the Company or any of its Subsidiaries, the Company so shall indicate to the Holder explicitly in writing in such notice (or immediately upon receipt of notice from such Holder, as app l icab l e ) , and in the absence of any such written indication rn such notice (or notification from the Company immediately upon receipt of notice from such Holder) , such Holder shall be entitled to presume that information contained in the notice does not constitute material, non - publi c information relating to the Company or any of its Subsidiaries . Nothing contained in this Section 34 shall limit any obligations of the Company, or any rights of any Holder , under Section 4 (1) of the Securities Purchase Agreement . 35. Absence of Trading and Disclosw·e Restrictions . The Company acknowledges and agrees that no Holder is a fiduciary or agent of the Company and that each Holder shall have no obligation to (a) maintain the confidentiality of an y - information provided by the Company or (b) refrain from trading any securities while in possession of such information in the absence of a written non - disclosure agreement signed by an officer of such Holder that explicitly provides for such confidentiality and trading restrictions . In the absence of such an executed, written non - disclosure agreement, the Company acknowledges that each Holder may freely trade in any securities issued by the Company, may possess and use any information provided by the Company in connection with such trading activity, and may disclose any such information to any third party . ***** 38

TN WITNESS WHEREOF, the Company has caused this Certificate of Designations of Series C Convertible Preferred Stock of Pharmacyte Biotcch, Tnc . to be signed by its Chief Executive Officer on this 18 1 h day of August, 2025 . PHARMACYTE BIOTECH, INC. By: Isl Joshua N. Silverman Name: Joshua N. Silverman Title: Chief Executive Officer 39

EXHIBIT I 40 PHARMACYTE BIOTECH, INC. CONVERSION NOTICE Reference is made to tbe Certificate of D esignations, Preferences and Rights of the Series C Convertible Prcfc 1 Ted Stock of Pharmacyle Biotech, Inc . (the " Ce rtific ate of D es ignations ") . ln accordance with and pursuant to the Ce rti ficate of Designations, the undersigned her eby elects to convert the number of shares of Series C Convertible Preferred Stock, $ 0 . 0001 par value per share (the " Preferred Shares'"), of Ph armacyte Biotcch, Inc . a Nevada corporation (the "C ompany' '), indicated below into shares of common stock, $ 0 . 0001 va lu e per share (the '' Co mmon Stock "), of the Company, as of the date specified below . Date of Conversion: Aggregate number of Preferred Shares to be converted Aggregate Stated Value of such Preferred Shares to be converted: Aggregate accrued and unpaid Dividends and accrued and unpaid Late Charges with respect to such Preferred Shares - and such Aggrega t e Dividends to be converted: AGGREGATE CONVERSION AMOUNT TO BE CONVERTE D: Please confinn th e following infonnation: Conversion Price: Number of shares of Common Stock to be issued: Ƒ If this Conversion Notice is being delivered with respect to an Alternate Conversion, check here if Holder is electing to use the following Alternate Conversion Price: _ Please issue the Common Stock into which the applicable Preferred Shares are being converted to Holder, or fo r its benefit, as follows: D Check here if requesting delivery as a certilicatc to the following name and to the following address: lssue to: 0 Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows: OTC Participant: OTC Number: Account Number:

Date: · 41 Name of Registered Holder By: Name: Title: Tax T D: E - mail Address:

EXHIBIT II 42 ACKNOWLEDGMENT The Company hereby (a) acknowledges this Convers i on Notice, (b) certifies that th e above indicated number of shares of Common Stock are eligible to be resold by the Holder without restriction or any legend and (c) hereby directs toissue the above indicated number of shares of Common Stock in accordance with the Transfer Agent lnstructions dated , 2025 from the Company and acknowledged and agreed to by PRARMACYTE BroTECH, INC. By: Name: Tit le: 531603006v . I0